Execution Version CALISTOGA RESILIENCY CENTER, LLC $27,826,365.17 12.50% Senior Secured Notes due April 4, 2032 ______________ NOTE PURCHASE AGREEMENT ______________ Dated April 4, 2025 Exhibit 10.4

TABLE OF CONTENTS

| | | |
|---|---|---|
| SECTION 1. | AUTHORIZATION OF NOTES. | 1 |
| SECTION 2. | CONVERSION OF INDEBTEDNESS. | 1 |
| SECTION 3. | CLOSING OF CONVERSION | 1 |
| SECTION 4. | CONDITIONS TO CLOSING OF CONVERSION. | 2 |
| Section 4.1 | Representations and Warranties | 2 |
| Section 4.2 | Performance; No Default | 2 |
| Section 4.3 | Compliance Certificates | 2 |
| Section 4.4 | Opinions of Counsel | 3 |
| Section 4.5 | Purchase Permitted By Applicable Law, Etc | 3 |
| Section 4.6 | Sale of Other Notes | 3 |
| Section 4.7 | Payment of Fees and Expenses | 3 |
| Section 4.8 | Private Placement Number | 3 |
| Section 4.9 | Changes in Corporate Structure | 3 |
| Section 4.10 | Funds Flow Memorandum | 4 |
| Section 4.11 | Proceedings and Documents | 4 |
| Section 4.12 | Delivery of Financing Documents | 4 |
| Section 4.13 | Construction Budget and Schedule | 4 |
| Section 4.14 | Annual Operating Budget | 4 |
| Section 4.15 | Lien Searches | 4 |
| Section 4.16 | Financing Statements | 4 |
| Section 4.17 | LLC Interest Certificates | 4 |
| Section 4.18 | Filing Fees | 4 |
| Section 4.19 | Independent Engineer and Insurance Consultant Reports | 4 |
| Section 4.20 | Financial Model | 5 |
| Section 4.21 | Historical Financial Statements | 5 |
| Section 4.22 | No Material Adverse Effect | 5 |
| Section 4.23 | Know Your Customer | 5 |
| Section 4.24 | Collateral Accounts | 5 |
| Section 4.25 | Base Equity Contributions | 5 |
| Section 4.26 | Insurance | 5 |
| Section 4.27 | Acquisition of Bridge Facility Loans. | 5 |
| Section 4.28 | Repayment and Release of Bridge Facility Loans and Liens. | 5 |
| SECTION 5. | [RESERVED] | 6 |
| SECTION 6. | REPRESENTATIONS AND WARRANTIES OF THE COMPANY. | 6 |
| Section 6.1 | Organization; Power and Authority | 6 |
| Section 6.2 | Authorization, Consents Etc | 6 |
| Section 6.3 | Disclosure | 7 |
| Section 6.4 | No Subsidiaries | 7 |
| Section 6.5 | Financial Statements; Material Liabilities | 7 |
| Section 6.6 | Compliance with Laws, Other Instruments, Etc | 7 |
| Section 6.7 | Litigation; Observance of Agreements, Statutes and Orders | 8 |

i

Table of Contents (continued)

Page

Section 6.8	Taxes	8
Section 6.9	Title to Property; Leases	8
Section 6.10	Licenses, Permits, Etc	8
Section 6.11	Compliance with Employee Benefit Plans	9
Section 6.12	Private Offering by the Company	10
Section 6.13	Use of Proceeds; Margin Regulations	10
Section 6.14	Existing Indebtedness; Future Liens	10
Section 6.15	Foreign Assets Control Regulations, Etc	11
Section 6.16	Status under Certain Statutes	11
Section 6.17	Environmental Matters	11
Section 6.18	Energy Regulatory Status	12
Section 6.19	Applicable Permits	13
Section 6.20	Solvency	13
Section 6.21	No Default	13
Section 6.22	Perfection of Security Interests	13
Section 6.23	Material Project Documents	14
Section 6.24	Labor Matters	14
Section 6.25	Required Insurance	14
Section 6.26	Condemnation Proceedings	14
Section 6.27	Utilities	14
Section 6.28	Roads and Feeder Lines	14
SECTION 7.	REPRESENTATIONS OF THE PURCHASERS.	14
Section 7.1	Purchase for Investment	14
Section 7.2	Source of Funds	15
SECTION 8.	INFORMATION AS TO COMPANY	16
Section 8.1	Financial and Business Information	16
Section 8.2	Visitation	19
Section 8.3	Electronic Delivery	19
SECTION 9.	PAYMENT AND PREPAYMENT OF THE NOTES.	20
Section 9.1	Scheduled Amortization; Maturity	20
Section 9.2	Optional Prepayments with Make-Whole Amount	20
Section 9.3	Offer to Prepay	20
Section 9.4	Mandatory Prepayments	23
Section 9.5	Allocation of Partial Prepayments	23
Section 9.6	Maturity; Surrender, Etc	24
Section 9.7	Purchase of Notes	24
Section 9.8	Make-Whole Amount	24
Section 9.9	Payments Due on Non-Business Days	25
SECTION 10.	AFFIRMATIVE COVENANTS.	25
Section 10.1	Compliance with Laws	25
Section 10.2	Insurance; Loss Proceeds	26
Section 10.3	Maintenance of Properties	26

ii

Table of Contents (continued) Page iii Section 10.4 Tax Status; Payment of Taxes ..........................................................................26 Section 10.5 Corporate Existence, Etc ..................................................................................27 Section 10.6 Books and Records ..........................................................................................27 Section 10.7 Further Assurances; Additional Collateral .......................................................27 Section 10.8 Material Project Documents ............................................................................28 Section 10.9 Use of Proceeds................................................................................................28 Section 10.10 Separateness Provisions ...................................................................................28 Section 10.11 Operating Budget .............................................................................................28 Section 10.12 Construction of Project ....................................................................................28 Section 10.13 Market-Based Rate Authority; EWG Status ....................................................29 Section 10.14 Conditions Subsequent.....................................................................................29 SECTION 11. NEGATIVE COVENANTS. .........................................................................32 Section 11.1 Transactions with Affiliates .............................................................................32 Section 11.2 Merger, Consolidation, Etc ..............................................................................32 Section 11.3 Line of Business; Subsidiaries, Employees .....................................................33 Section 11.4 Economic Sanctions, Etc .................................................................................33 Section 11.5 Liens .................................................................................................................33 Section 11.6 Limitation on Amendments to the Material Project Documents, Organizational Documents and Tax Credit Transfer Documents ....................33 Section 11.7 Additional Material Project Documents ..........................................................34 Section 11.8 Investments ......................................................................................................34 Section 11.9 Incurrence of Indebtedness ..............................................................................34 Section 11.10 Sale of Assets ...................................................................................................35 Section 11.11 Capital Expenditures ........................................................................................35 Section 11.12 Restricted Payments .........................................................................................35 Section 11.13 Swap Contracts ................................................................................................36 Section 11.14 Changes in Fiscal Periods; Accounting Policies; Location; Name ..................36 Section 11.15 Maintenance of Accounts .................................................................................36 Section 11.16 Lease Agreements ............................................................................................36 Section 11.17 Sale and Leasebacks ........................................................................................36 Section 11.18 Debt Service Coverage Ratio. ..........................................................................36 SECTION 12. EVENTS OF DEFAULT. ...............................................................................36 SECTION 13. REMEDIES ON DEFAULT, ETC. ...............................................................40 Section 13.1 Acceleration .....................................................................................................40 Section 13.2 Other Remedies ................................................................................................40 Section 13.3 Rescission ........................................................................................................41 Section 13.4 No Waivers or Election of Remedies, Expenses, Etc.......................................41 SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. ...........41 Section 14.1 Registration of Notes .......................................................................................41 Section 14.2 Transfer and Exchange of Notes ......................................................................41 Section 14.3 Replacement of Notes ......................................................................................42

Table of Contents (continued)

		Page
SECTION 15.	PAYMENTS ON NOTES.	42
Section 15.1	Place of Payment	42
Section 15.2	Payment by Wire Transfer	42
Section 15.3	FATCA Information	43
SECTION 16.	EXPENSES, ETC.	43
Section 16.1	Transaction Expenses	43
Section 16.2	Certain Taxes	44
Section 16.3	Survival	44
SECTION 17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.	44
SECTION 18.	AMENDMENT AND WAIVER.	44
Section 18.1	Requirements	44
Section 18.2	Solicitation of Holders of Notes	45
Section 18.3	Binding Effect, Etc.	45
Section 18.4	Notes Held by Company, Etc	45
SECTION 19.	NOTICES.	46
SECTION 20.	REPRODUCTION OF DOCUMENTS.	46
SECTION 21.	CONFIDENTIAL INFORMATION.	46
SECTION 22.	SUBSTITUTION OF PURCHASER.	47
SECTION 23.	MISCELLANEOUS.	48
Section 23.1	Successors and Assigns	48
Section 23.2	Accounting Terms	48
Section 23.3	Severability	48
Section 23.4	Construction, Etc.	48
Section 23.5	Counterparts	49
Section 23.6	Governing Law	49
Section 23.7	Jurisdiction and Process; Waiver of Jury Trial	49
Section 23.8	Forbearance Agreement	50

iv

v SCHEDULES AND EXHIBITS SCHEDULE A — Defined Terms SCHEDULE 1 — Site SCHEDULE 6.3 — Disclosure Materials SCHEDULE 6.5 Financial Statements SCHEDULE 6.14 — Existing Indebtedness of the Company SCHEDULE 6.19 — Applicable Permits SCHEDULE 10.2 — Required Insurance SCHEDULE 10.14 — Consents and Notices SCHEDULE PL — Permitted Liens PURCHASER SCHEDULE — Information Relating to Purchasers EXHIBIT A — Form of Note EXHIBIT B — Form of Consent EXHIBIT C — Construction Budget and Schedule EXHIBIT D — Form of Mortgage ANNEX I — Financial Model ANNEX II — Amortization Schedule

-1- CALISTOGA RESILIENCY CENTER, LLC 4360 Park Terrace Drive, Suite 100 Westlake Village, CA 91361 12.50% Senior Secured Notes due April 4, 2032 April 4, 2025 TO EACH OF THE HOLDERS LISTED IN THE PURCHASER SCHEDULE HERETO: Ladies and Gentlemen: Calistoga Resiliency Center, LLC, a Delaware limited liability company (the “Company”), agrees with each of the Purchasers as follows: SECTION 1. AUTHORIZATION OF NOTES. The Company will authorize the Conversion of $27,826,365.17 aggregate principal amount of its outstanding Indebtedness under the Bridge Facility in the form of $27,826,365.17 aggregate principal amount of its 12.50% Senior Secured Notes due April 4, 2032 (the “Notes”). The Notes shall be substantially in the form set out in Exhibit A. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 23.4 shall govern. The Notes are to be secured by the Collateral in accordance with the Security Documents. By entering into this Agreement, the Company acknowledges and agrees to be bound by the provisions of the Security Documents. By acceptance hereof, each holder of a Note acknowledges and agrees, and each transferee of a Note shall be deemed to acknowledge and agree, that the Collateral Agent acts as collateral agent for the holders of the Notes and has certain rights and obligations as a collateral agent under the Financing Documents. SECTION 2. CONVERSION OF INDEBTEDNESS. Subject to the terms and conditions of this Agreement, concurrently with the Conversion the Company will reissue to such Purchaser, at the Closing provided for in Section 3 (Closing of Conversion), Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule in an amount equal to 100% of the principal amount thereof at a purchase price equal to 99.25% of such Note. SECTION 3. CLOSING OF CONVERSION. The purchase of the outstanding Indebtedness under the Bridge Facility to be purchased by each Purchaser and the concurrent Conversion shall occur at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, at 9:00 a.m., New York time, at a closing (the “Closing”) on April 4, 2025. At the Closing, the Company will deliver to each Purchaser of such Indebtedness a Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Bridge Facility Provider or its order of immediately available

-2- funds in the amount of the purchase price therefor set forth in the Assignment and Acceptance to be paid on the Closing in accordance with this Section 3 (Closing of Conversion) by wire transfer of immediately available funds for the account of the Bridge Facility Provider using the wire instructions provided by the Bridge Facility Provider to such Purchaser. If, at the Closing, the Company shall fail to tender such Notes to any holder as provided above in this Section 3 (Closing of Conversion), or any of the conditions specified in Section 4 (Conditions to Closing of Conversion) shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 (Conditions to Closing of Conversion) not having been fulfilled to such Purchaser’s satisfaction. SECTION 4. CONDITIONS TO CLOSING OF CONVERSION. Each Purchaser’s obligation to purchase and pay for the applicable Indebtedness under the Bridge Facility to be sold to such Purchaser at the Closing and to convert such Indebtedness into a Note is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions: Section 4.1 Representations and Warranties. The representations and warranties of the Company, Sponsor and the Pledgor in the Financing Documents to which such Person is a party shall be correct when made and at the Closing. Section 4.2 Performance; No Default. (a) The Company shall have performed and complied with all agreements and conditions contained in the Financing Documents required to be performed or complied with by it prior to or at the Closing. (b) Before and after giving effect to the purchase of such Indebtedness under the Bridge Facility and the Conversion (and the application of the proceeds of the Bridge Facility as contemplated by Section 6.13 (Use of Proceeds; Margin Regulations)), no Default or Event of Default shall have occurred and be continuing. (c) The Company shall not have entered into any transaction since the date of the Investor Presentation that would have been prohibited by Section 11 (Negative Covenants) had such Section applied since such date. Section 4.3 Compliance Certificates. (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1 (Representations and Warranties), Section 4.2(b) (Performance; No Default) and Section 4.9 (Changes in Corporate Structure) have been fulfilled. (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution

-3- and delivery of the Financing Documents, (ii) the Company’s organizational documents as then in effect, (iii) the incumbency and signatures of those officers authorized to act with respect to the Financing Documents and (iv) a certificate of good standing in its jurisdiction of formation. Section 4.4 Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Vinson & Elkins LLP, counsel for the Company and (b) from Winston & Strawn LLP, the Purchasers’ special counsel in connection with such transactions. Section 4.5 Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Indebtedness under the Bridge Facility and the concurrent Conversion shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted. Section 4.6 Sale of Other Notes. Contemporaneously with the Closing, each Purchaser shall purchase the Indebtedness to be purchased by it from the Bridge Facility Provider at the Closing as specified in the Purchaser Schedule attached hereto and the Company shall convert such Indebtedness purchased by each Purchaser as set forth in Section 3 (Closing of Conversion). Section 4.7 Payment of Fees and Expenses. Without limiting Section 16.1 (Transaction Expenses), the Company shall have paid on or before the Closing: (a) the fees, charges and disbursements of (i) Winston & Strawn LLP, counsel for the Purchasers, (ii) Vinson & Elkins LLP, counsel for the Company and (iii) the other consultants referred to in the Funds Flow Memorandum, in each case, to the extent reflected in a statement of such counsel or consultant, as applicable, rendered to the Company at least one (1) Business Day prior to the Closing; and (b) any fees, charges and disbursements required under the fee letters between, and disbursements required under, the fee letters between the Company, on the one hand, and the Depositary Bank and the Collateral Agent, on the other hand, referred to in the Investor Presentation. Section 4.8 Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes. Section 4.9 Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 6.5.

-4- Section 4.10 Funds Flow Memorandum. Each Purchaser shall have received the Funds Flow Memorandum. Section 4.11 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its counsel, and such Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such counsel may reasonably request. Section 4.12 Delivery of Financing Documents. The Purchasers shall have received this Agreement and each other Financing Document, duly authorized, executed and entered into by the Company, the Purchasers, in each case, to the extent party thereto. Section 4.13 Construction Budget and Schedule. The Purchasers shall have received the Construction Budget and Schedule. Section 4.14 Annual Operating Budget. The Purchasers shall have received the Annual Operating Budget. Section 4.15 Lien Searches. The Purchasers shall have received the results of a recent lien search in the Office of the Secretary of State of the State of Delaware with respect to the Pledgor and the Company, and in each other jurisdiction where assets of the Pledgor and Company are located, and such searches shall reveal no Liens on the equity interests of the Company or any of the assets of the Pledgor or Company, in each case, except for Permitted Liens or Liens discharged prior to the Closing pursuant to documentation satisfactory to the Purchasers. Section 4.16 Financing Statements. Each document (including any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Purchasers to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens that are entitled to a higher priority) shall be in proper form for filing, registration or recordation. Section 4.17 LLC Interest Certificates. The Collateral Agent shall have received the original executed limited liability company membership interest certificates representing 100% of the limited liability company membership interests in the Company pledged pursuant to the Pledge Agreement, together with an undated transfer power for each such membership interest certificate executed in blank by a duly authorized officer of the Pledgor. Section 4.18 Filing Fees. The Purchasers shall have received evidence that all filing and recordation fees and all recording and other similar fees, and all recording, stamp and other taxes and other expenses related to such filings, registrations and recordings necessary for and related to the transactions contemplated by this Agreement and the other Financing Documents to be consummated on or prior to the Closing have been paid in full (to the extent the obligation to make such payment then exists) by or on behalf of the Company or are to be paid in full on the Closing. Section 4.19 Independent Engineer and Insurance Consultant Reports. The Purchasers shall have received copies of the following reports, together with reliance letters in respect of same

-5- authorizing the Purchasers’ reliance on such reports: (a) report of the Independent Engineer; and (b) report of the Insurance Consultant. Section 4.20 Financial Model. The Purchaser shall have received the Financial Model, which includes, inter alia, projections of the Debt Service Coverage Ratio during the term of the Notes. Section 4.21 Historical Financial Statements. The Purchasers shall have received the Historical Financial Statements. Section 4.22 No Material Adverse Effect. No event, condition or circumstance that would reasonably be expected to constitute a Material Adverse Effect shall have occurred and be continuing. Section 4.23 Know Your Customer. The Purchasers shall have received all such documentation and information requested by the Purchasers that are necessary (including the names and addresses of the Company) for the Purchasers to identify the Company in accordance with applicable Anti-Money Laundering Laws and the requirements of the USA PATRIOT Act (including the “know your customer” and similar regulations thereunder). Section 4.24 Collateral Accounts. The Company shall have established each Collateral Account required to be established in accordance with the terms of the Depositary Agreement and the other Financing Documents as of the Closing. Section 4.25 Base Equity Contributions. The Purchasers shall have received evidence that not less than $14,300,000 of equity contributions have been used (or are available to the Company to be used) to pay Project Costs. Section 4.26 Insurance. The Collateral Agent (on behalf of the Purchasers) shall have received (a) an insurance broker’s certificate from the Company’s nationally recognized insurance broker(s), dated on or about the Closing, confirming that all Required Insurance is in full force and effect and that all premia then due thereon have been paid and providing copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer) and (b) a certificate from the Insurance Consultant, dated on or about the Closing, addressed to the Purchasers and the Collateral Agent confirming that all insurance required to be maintained by the Company pursuant to the terms of this Agreement and the other Transaction Documents to which it is a party (i) are in full force and effect and (ii) all premia due at that time under each relevant insurance have been paid. Section 4.27 Acquisition of Bridge Facility Loans. The Purchasers shall have acquired the Bridge Facility Loans from the Bridge Facility Provider pursuant to an Assignment and Acceptance. Section 4.28 Repayment and Release of Bridge Facility Loans and Liens. Such Purchaser shall have received evidence that: (a) the lenders under the Bridge Facility have been (or immediately following the issuance of the Notes on the Closing Date, will be) fully paid, and such lenders shall have released all Liens granted in their favor under the Bridge Facility, and (b) each of the “Security Agreement” and the “Pledge Agreement” (as each such term is defined in the Bridge Facility) has been (or immediately following the issuance of the Notes, will be) terminated, in each case pursuant to executed releases, discharges and payoff letters provided on the Closing Date.

-6- SECTION 5. [RESERVED] SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser that: Section 6.1 Organization; Power and Authority. (a) The Company is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. Section 6.2 Authorization, Consents Etc. (a) The Company has the power and authority, and the legal right, to make, deliver and perform the Financing Documents to which it is a party and to obtain extensions of credit thereunder. The Company has taken all necessary organizational action to authorize the execution, delivery and performance of the Financing Documents to which it is a party, including, as of the Closing, the granting of Liens pursuant to the Security Documents, and, in the case of the Company, to authorize the extensions of credit on the terms and conditions of the Financing Documents. (b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with such extensions of credit or with the execution, delivery and performance of this Agreement or any of the other Financing Documents by the Company, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 6.22, (iii) consents, authorizations, filings and notices required by securities, regulatory or other applicable Legal Requirements in connection with an exercise of remedies, (iv) consents, authorizations, filings and notices set forth in Section 10.14 and (v) which, if not obtained or made, would not reasonably be expected to result in a Material Adverse Effect. (c) Each Financing Document has been duly executed and delivered on behalf of the Company. (d) This Agreement constitutes, and each other Financing Document upon execution and delivery thereof will constitute, a legal, valid and binding obligation of the Company enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law.)

-7- Section 6.3 Disclosure. (a) The Company, through its agent, Jefferies LLC, has delivered to each Purchaser a copy of an Investor Presentation, dated November 2024 (the “Investor Presentation”), relating to the transactions contemplated hereby. The Investor Presentation fairly describes, in all material respects, the business and principal properties of the Company. This Agreement, the Investor Presentation prepared by or on behalf of the Company in connection with the transactions contemplated herein, the financial statements listed in Schedule 6.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to April 4, 2025 in connection with the transactions contemplated hereby and identified in Schedule 6.3 (this Agreement, the Investor Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since the date of the latest financial statements delivered pursuant to Section 8.1, there has been no change in the financial condition, operations, business, or properties of the Company except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. It is understood and agreed that the projections and forward looking statements in the Disclosure Documents are not subject to this Section 6.3(a) and are instead subject to Section 6.3(b), below. (b) All projections and forward-looking statements in the Disclosure Documents prepared by the Company were prepared in good faith and were based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein. Section 6.4 No Subsidiaries. The Company has no subsidiaries and has no Equity Interests in any Person. Section 6.5 Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 6.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Section 6.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Notes and the other Financing Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the creation of any Liens pursuant to the Financing Documents) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company is bound or by which the Company or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or

-8- Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company. Section 6.7 Litigation; Observance of Agreements, Statutes and Orders. (a) Except as set forth on Schedule 6.3, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened in writing against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Except as set forth in Schedule 6.3, the Company is not (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgement, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) any statute or other rule or regulation of any Governmental Authority applicable to the Company, in each case, which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 6.8 Taxes. The Company has filed all Material tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of U.S. federal, state or other taxes for all fiscal periods are adequate in all material respects. Section 6.9 Title to Property; Leases. The Company has good and sufficient title to its properties or leases that individually or in the aggregate are Material or are necessary to construct, operate or maintain the Project, including all such properties reflected in the most recent audited balance sheet referred to in Section 6.5 (Financial Statements; Material Liabilities) or purported to have been acquired or leased by the Company after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. Section 6.10 Licenses, Permits, Etc. (a) The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto required for the operations of the Company and the Project, that individually or in the aggregate are Material, without known conflict with the rights of others. (b) To the best knowledge of the Company, no product or service of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

-9- (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company. Section 6.11 Compliance with Employee Benefit Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material. (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities in an amount that would result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA. (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. (d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company is not Material. (e) The execution and delivery of this Agreement and the Conversion hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 6.11(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 7.2 (Source of Funds) as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser. (f) The Company does not have any Non-U.S. Plans.

-10- Section 6.12 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than not more than forty (40) Institutional Investors (including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue-sky laws of any applicable jurisdiction. Section 6.13 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth in Section 10.9 (Use of Proceeds). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U. Section 6.14 Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 6.14 (Schedule of Existing Indebtedness of the Company) sets forth a complete and correct list of all outstanding Indebtedness of the Company as of December 31, 2024 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. (b) Except as disclosed in Schedule 6.14 (Schedule of Existing Indebtedness of the Company), the Company has not agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness. (c) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 6.14 (Schedule of Existing Indebtedness of the Company).

-11- Section 6.15 Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union. (b) Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti- Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. (c) No part of the proceeds from the sale of the Notes hereunder: (i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws; (ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or (iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws. (d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws. Section 6.16 Status under Certain Statutes. The Company is not subject to, or is exempt from, regulation under the Investment Company Act of 1940. Section 6.17 Environmental Matters. (a) The Company has no knowledge of any Environmental Claim and has not received any written notice of any Environmental Claim or proceeding against the Company or any of their real properties or other assets owned, leased or operated by the Company, alleging any violation of or liability under any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. (b) The Company has no knowledge of any facts which would give rise to any Environmental Claim or any other liability under Environmental Laws occurring on or in any way related to real properties owned, leased or operated by the Company or to other assets or their use,

-12- except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (c) The Company has not stored any Hazardous Materials on real properties owned, leased or operated by the Company in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (d) The Company has not disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (e) All buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Section 6.18 Energy Regulatory Status. (a) No later than the date the Project injects electric energy onto the Transmission System, the Company shall: (i) be a “public utility” under the FPA and shall have received authorization from FERC to sell energy, capacity and ancillary services at market-based rates under Section 205 of the FPA (“MBR Authority”) and has been granted associated waivers from regulation and blanket authorizations typically granted to sellers of power at market-based rates; and (ii) have filed a notification of self-certification of EWG status with FERC. (b) The Pledgor is not subject to, or is exempt from, regulation under the FPA as a “public utility”. The Pledgor is a “holding company” under PUHCA solely with respect to its ownership of an EWG. Neither the Company nor the Pledgor is subject to regulation as a “public utility” or an “electrical corporation” or an “electric utility” or any equivalent entity under California laws and regulations governing such entities. (c) None of the Secured Parties or any Affiliate of such Persons will, solely as a result of the Company’s construction, ownership, leasing or operation of the Project, the sale of energy, capacity or ancillary services therefrom as contemplated in the Material Project Documents or the entering into a Material Project Document in respect of such Project, the issuance of the Notes, the entering into of the Financing Documents by the Company or the Pledgor, or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, except that (i) upon the exercise of certain remedies as provided for under the Financing Documents, a Secured Party or its Affiliate may be subject to regulation under the FPA or PUHCA, unless an exemption or exception applies and (ii) the exercise of any remedy provided for in any Financing Document by a Secured Party or its Affiliate or any of their respective successors or assigns may require prior FERC approval under Section 203 of the FPA. (d) Other than the receipt by the Company of MBR Authority (with associated waivers from regulation and blanket authorizations typically granted to sellers of power at market-based rates) from FERC with respect to its future sales of energy and capacity at wholesale, the notice of self-certification of EWG status, and filings, consents, orders or approvals that may be

-13- required by the Company to obtain and maintain its Interconnection Agreement, MBR Authority and associated waivers or authorizations, and EWG status, no filing with or consent, order or approval from FERC or CPUC is required to be made or obtained in order for the Company and the Pledgor to enter into the Financing Documents or for the ownership and operation of the Project and the sale of energy, capacity and/or ancillary services therefrom. Section 6.19 Applicable Permits. (a) There are no Permits under existing rules of a Governmental Authority (including Environmental Laws) as the Project is contemplated to be constructed, owned and operated that are or will become Applicable Permits other than the Permits described in Schedule 6.19 (Applicable Permits) (other than those Permits the failure of which to obtain or maintain could not reasonably be expected to have a Material Adverse Effect). (b) Each Applicable Permit listed in Part I of Schedule 6.19 (Applicable Permits) has been issued to or made by the Company, as applicable, is in full force and effect and is not subject to any current legal proceeding (including administrative or judicial appeal, permit renewals or modification) or to any unsatisfied condition (required to be satisfied as of the date this representation and warranty is made) that could reasonably be expected to have a Material Adverse Effect, and all statutorily prescribed appeal periods with respect to the issuance of such Permits have expired. (c) The Company is in compliance with all Applicable Permits held in its name and to the Company’s knowledge, third parties are in compliance with Applicable Permits held for the benefit of the Project except in each case as such non-compliance as could not reasonably be expected to have a Material Adverse Effect. (d) As of the Closing, each Permit listed in Part II of Schedule 6.19 (Applicable Permits), which has not yet been obtained, is not yet an Applicable Permit and is of a type that is reasonably expected to be timely obtainable in accordance with the Construction Budget and Schedule, and, to the Company’s knowledge, no facts or circumstances exist that make it reasonably likely that any such Permit will not be so obtainable. Section 6.20 Solvency. As of the Closing, the Sponsor, Company and the Pledgor, are each and after giving effect to the transactions contemplated by the Financing Documents, will be, Solvent. Section 6.21 No Default. No Default or Event of Default has occurred and is continuing. Section 6.22 Perfection of Security Interests. As of the Closing, the Security Documents are effective to create in favor of the Collateral Agent and the Secured Parties a legal, valid and enforceable security interest in the Collateral described therein, subject to any Permitted Liens. The security interest granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Security Documents in the Collateral will be perfected (a) with respect to any property that can be perfected solely by filing, to the extent Article 9 of the UCC applies thereto, upon the filing of financing statements in the applicable filing office in Delaware, (b) with respect to the Collateral Accounts, upon execution of the Depositary Agreement and (c) with respect to any property (if any) that can be perfected by possession, upon the Collateral Agent receiving possession thereof.

-14- Section 6.23 Material Project Documents. (a) Correct and complete copies of all Material Project Documents have been delivered to each Purchaser by the Company. (b) Each Material Project Document is an Effective Material Project Document (except such Material Project Document that has been terminated in accordance with its terms). (c) The rights granted to the Company pursuant to the Material Project Documents are sufficient in all material respects to enable the Project to be located, constructed, operated and routinely maintained as contemplated by the Transaction Documents and provide adequate ingress and egress for any reasonable purpose in connection with the operation and maintenance of the Project. Section 6.24 Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there is no strike, request for representation, organizing campaign, work stoppage, slowdown, lockout or other labor dispute against the Company pending or, to the knowledge of the Company, threatened; and (b) hours worked by and payments made to employees of the Company have not been in violation of the Fair Labor Standards Act or any other applicable Legal Requirement dealing with such matters. Section 6.25 Required Insurance. All Required Insurance has been obtained and is in full force and effect. Section 6.26 Condemnation Proceedings. There are no condemnation proceedings by or before any Governmental Authority now pending or, to the knowledge of the Company, threatened in writing with respect to any Project, or sale of power therefrom or any portion thereof material to the construction, ownership or operation of the Project or sale of power therefrom. Section 6.27 Utilities. All utility services necessary for the construction of the Project and the operation of the Project for its intended purpose are available at the Mortgaged Property or will be so available as and when required upon commercially reasonable terms. Section 6.28 Roads and Feeder Lines. (a) All roads necessary for the construction and full utilization of each Project for its intended purposes under the Material Project Documents have either been completed or the necessary rights of way therefor have been acquired, except for Permits to cross state, county or township roads that will be granted as a ministerial matter during the construction of such Project, prior to the date such Permits are required to be acquired pursuant to any applicable Governmental Rule. (b) All necessary easements, rights of way, agreements and other rights for the construction, interconnection, and utilization of the feeder lines of each Project have been acquired. SECTION 7. REPRESENTATIONS OF THE PURCHASERS. Section 7.1 Purchase for Investment. (a) Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the

-15- disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. (b) The Purchaser (i) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Notes and of making an informed investment decision and (ii) (A) has performed such investigations it deems necessary in order to make an informed investment decision and (B) can bear the economic risk of (x) investment in the Notes and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Notes and to protect its own interest in connection with such investment. Section 7.2 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder: (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91- 38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or (d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same

-16- employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or (e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or (f) the Source is a governmental plan; or (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. As used in this Section 7.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA. SECTION 8. INFORMATION AS TO COMPANY Section 8.1 Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor: (a) Quarterly Statements — (x) until the first anniversary of the Closing, within ninety (90) days and (y) thereafter, within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of, (i) the balance sheet of the Company as at the end of such quarter, and (ii) statements of income, changes in shareholders’ equity and cash flows of the Company, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

-17- setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; (b) Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of, (i) the balance sheet of the Company as at the end of such year, and (ii) statements of income, changes in members’ equity and cash flows of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; (c) Construction Reports — on or prior to the 30th day following the last day of each calendar month, provide to each Purchaser and the Independent Engineer monthly construction progress reports delivered to the Company under the EPC Contract; (d) Annual Operating Budget — no later than 45 days prior to the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 2025, the Company shall adopt and deliver to each Holder an operating plan and budget for the following fiscal year with respect to the operation and maintenance of the Project, including all anticipated Operating Costs, with allowance for contingencies (the “Annual Operating Budget”); (e) Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any written notice or taken any action with respect to a claimed Default of the type referred to in Section 12(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; (f) Employee Benefits Matters — to the extent that it would reasonably be expected to result in a Material Adverse Effect, promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

-18- (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or (iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more non-U.S. Plans; (g) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; (h) Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request; (i) Litigation — promptly, copies of any written complaint commencing any litigation or proceeding (or any written threat or notice of the intention of any Person to file or commence any litigation or proceeding), including any litigation or proceeding under Environmental Laws, involving the Company or the Project, to the extent any such litigation or proceeding (i) relates to the Project and involves a claim which equals or exceeds $2,000,000, (ii) would reasonably be expected to have a Material Adverse Effect if determined adversely to the Company or the Project or (iii) seeks injunctive or similar relief; (j) Event of Loss — the occurrence of any Event of Loss, in each case, whether or not insured and involving a probable loss of $2,000,000 or more; (k) Environmental Matters — promptly, and in any event within 30 days of the Company’s knowledge thereof, provide (i) copies of any written notices of noncompliance with any Environmental Law or Release of Hazardous Materials on or from any Mortgaged Property, required to be reported pursuant to Environmental Laws or (ii) pending or, to the Company’s knowledge, threatened in writing, material Environmental Claim against the Company arising in connection with its operations on or at the Project or any Mortgaged Property, in each case, which would reasonably be expected to have a Material Adverse Effect;

-19- (l) Material Adverse Effect — the occurrence of any event or condition that has had or is reasonably expected to cause a Material Adverse Effect; (m) Material Project Document — (i) the delivery or receipt of any notice pursuant to any Material Project Document that could reasonably be expected to have a Material Adverse Effect, (ii) any termination or material amendment, modification or waiver of any Material Project Document or (iii) any material breach or default under any Material Project Document (such notice to be provided no later than five Business Days after the receipt by the Company of any notice of such material breach or default of a Material Project Document from a Material Project Participant); or any event of force majeure asserted under any Material Project Document which exists for more than 10 consecutive days; (n) Tax Credit Transfer Documents — promptly after the Tax Credit Transfer Agreement Signing Date, copies of the Tax Credit Transfer Documents; and (o) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note. Section 8.2 Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor: (a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times and no more than once a year (for all Purchasers and holders of Notes, taken as a whole), as reasonably requested in writing; and (b) Default — if a Default or an Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their affairs, finances and accounts with their officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be reasonably requested. Section 8.3 Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Section 8.1(a) (Quarterly Statements) or (b) (Annual Statements) shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto: (a) such financial statements satisfying the requirements of Section 8.1(a) (Quarterly Statements) or Section 8.1(b) (Annual Statements) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company; or

-20- (b) such financial statements satisfying the requirements of Section 8.1(a) (Quarterly Statements) or Section 8.1(b) (Annual Statements) are timely posted by or on behalf of the Company on Intralinks or on any other similar website to which each holder of Notes has free access; provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21 of this Agreement.) SECTION 9. PAYMENT AND PREPAYMENT OF THE NOTES. Section 9.1 Scheduled Amortization; Maturity. The Company will prepay and on the Maturity Date, the Company will repay, the Notes at par and without payment of the Make-Whole Amount or any premium on the dates and in the amounts set forth in Annex II, provided that upon any partial prepayment of the Notes pursuant to Section 9.2 or partial purchase of the Notes pursuant to Section 9.5, the principal amount of each required prepayment of the Notes becoming due under this Section 9.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof. Section 9.2 Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount no less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 9.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 9.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Section 9.3 Offer to Prepay. (a) In addition to required pre-payments pursuant to Section 9.1 (Scheduled Amortization; Maturity), the Company shall make an Offer to Prepay the Notes at par, without prepayment or penalty, upon the occurrence of the events and in the principal amounts (plus accrued and unpaid interest on such principal amount to and including the date of prepayment) as describe below (each, an “Offer to Prepay”): (i) to the extent all or any portion of the Net Available Amount in connection with any Event of Taking or Event of Loss is required to be transferred to the

-21- Prepayment Account in accordance with Section 3.05(b) (Loss Proceeds) of the Depositary Agreement, in an amount equal to such portion of the Net Available Amount; (ii) to the extent of any Net Cash Proceeds in excess of $1,000,000 received from sales of assets (other than asset disposals in the ordinary course of business or otherwise permitted hereunder) that are not used to purchase replacement assets within one hundred eighty (180) days following receipt thereof, in an amount equal to such excess; (iii) to the extent of amounts on deposit in the Distribution Reserve Account and undisbursed for eighteen (18) consecutive months, in an amount equal to such amounts on deposit; (iv) promptly after the Tax Credit Transfer Agreement Funding Date, in an amount equal to the first $12,963,006 of Tax Credit Transfer Proceeds received (the “Tax Credit Transfer Prepayment Amount”); and (v) upon the occurrence of a Change of Control, in an amount equal to the amount required to prepay all of the Notes at par. (b) On the date (the “Offer Date”) which shall be no later than ten (10) Business Days following (i) in the case of Section 9.3(a)(i), the date on which the applicable Net Available Amounts are available to be applied for prepayment in accordance with Section 3.05 of the Depositary Agreement, (ii) in the case of Section 9.3(a)(ii), the date on which the Company decides not to use such Net Cash Proceeds for the purchase of replacement assets, (iii) in the case of Section 9.3(a)(iii), the date on which amounts on deposit in the Distribution Reserve Account are transferred to the Prepayment Account in accordance with Section 3.06(b)(ii) of the Depositary Agreement and are available to be applied for prepayment in accordance with Section 3.06 of the Depositary Agreement, (iv) in the case of Section 9.3(a)(iv), the Tax Credit Transfer Agreement Funding Date and (v) in the case of Section 9.3(a)(v), the date of the Change of Control of the applicable Company, the Company shall make an Offer to Prepay, which shall remain open for a period of at least twenty (20) Business Days following its commencement, by sending a notice to each holder of a Note (with a copy to the Collateral Agent), by overnight mail and otherwise in accordance with Section 19, which notice shall state: (i) that the Offer to Prepay is being made pursuant to this Section 9.3 and that all Notes tendered will be accepted for payment; (ii) the aggregate amount (the “Aggregate Offer Amount”) being offered by the Company to prepay the Notes, specifying the amount of such principal and accrued interest thereon; (iii) the date (the “Prepayment Date”), which date shall be no earlier than ten (10) Business Days and no later than sixty (60) Business Days from the Offer Date, the Company shall prepay the Notes to be prepaid, provided that each holder shall, if applicable, tender reasonably promptly after such prepayment, in accordance with the instructions in the applicable Offer to Prepay, each of its respective Notes that is prepaid in full and in which no other payment obligations with respect thereto remains outstanding;

-22- (iv) that each holder has the right to accept or decline such Offer to Prepay as to its pro rata share thereof (such pro rata share to be determined by multiplying the Aggregate Offer Amount by a fraction, the numerator of which is the aggregate principal amount of the Notes owing to such holder on the Offer Date and the denominator of which is the aggregate principal amount of all outstanding Notes as of the Offer Date); (v) that any holder electing to accept such Offer to Prepay with respect to their Notes may elect to have all or any portion of their pro rata share of the proposed prepayment (as specified by such holder) prepaid; (vi) that any holder electing (A) to have less than its pro rata share (as determined in accordance with clause (v) above) of the proposed prepayment shall provide a notice of acceptance to the Company, which shall include the amount and Notes to be prepaid or (B) not to have its Notes (or any portion thereof) prepaid shall provide a notice of rejection to the Company, in each case within twenty (20) Business Days after receipt by such Holder of the Offer to Prepay, and that failure of any Holder to so provide such notice of acceptance as to less than its pro rata share of the proposed prepayment or notice of rejection within such twenty (20) Business Days shall be deemed to be a rejection by such Holder of its pro rata share (as determined in accordance with clause (v) above) of such Offer to Prepay; (vii) that any Notes not prepaid on the applicable Prepayment Date shall continue to accrue interest; (viii) that, unless the Company defaults in making such payment, the Notes tendered for payment pursuant to the Offer to Prepay shall cease to accrue interest after the Prepayment Date; (ix) that holders of Notes will be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Prepayment Date, electronically or by mail a notice setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have the Notes purchased; and (x) that holders whose Notes are being purchased shall be required to surrender the Notes and holders whose Notes are being purchased in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $100,000 in principal amount or an integral multiple of $1,000 in excess thereof. (c) On the Prepayment Date, the Company shall: (i) accept for payment all Notes properly tendered pursuant to the related Offer to Prepay; (ii) pay each holder an amount equal to the payment required in respect of such holder’s Note or portion of such Note properly tendered;

-23- (iii) deliver to the Collateral Agent the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Company; and (iv) promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $100,000 or an integral multiple of $1,000 in excess thereof. (d) If the Company complies with the provisions of the preceding clause (b), on and after the Prepayment Date, interest shall cease to accrue on the Notes or the portions thereof repurchased or repaid. If any holder accepts an Offer to Prepay (and notifies the Company of such acceptance) pursuant to Section 9.3(b) and such acceptance is not rescinded but the Company does not repurchase or repay such Note because of the failure of the Company to comply with the preceding clause, interest shall be paid on the unpaid principal, from the Prepayment Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the Default Rate. (e) The Company shall promptly notify the Collateral Agent of any prepayment of the full outstanding principal amount of the Notes pursuant to Section 9.3. Section 9.4 Mandatory Prepayments. In addition to required pre-payments pursuant to Section 9.1 (Scheduled Amortization; Maturity), the Company shall make the following mandatory payments of the Notes: (a) no later than the third Business Day following the date of receipt by the Company of any cash proceeds from the incurrence of any Indebtedness of the Company (other than with respect to any Indebtedness permitted pursuant to Section 11.9) the Company shall prepay (on a pro rata basis based on the respective principal amounts outstanding of the Notes) the Notes, together with accrued and unpaid interest on the principal amount to be prepaid and an amount equal to the Make-Whole Amount for each such Note, in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; and (b) no later than the third Business Day following the date of receipt by the Company of any Net Equity Proceeds, the Company shall prepay (on a pro rata basis based on the respective principal amounts outstanding of the Notes) the Notes, together with accrued and unpaid interest on the principal amount to be prepaid and an amount equal to the Make-Whole Amount for each such Note, in an aggregate amount equal to 100% of such Net Equity Proceeds. Section 9.5 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 9.1 (Scheduled Amortization; Maturity), Section 9.2 (Optional Prepayments with Make-Whole Amount) or Section 9.4 (Mandatory Prepayments), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the Notes pursuant to Section 9.3 (Offer to Prepay), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes being prepaid at such time in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

-24- Section 9.6 Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 9, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note. Section 9.7 Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes. Section 9.8 Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 9.2 or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires. “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal. “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury Securities Reported having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury Securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury Securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

-25- If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. “Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30- day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 9.2 or Section 13.1. “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 9.2 or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires. Section 9.9 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day. SECTION 10. AFFIRMATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding: Section 10.1 Compliance with Laws. Without limiting Section 11.4 (Economic Sanctions, Etc.), the Company shall comply with all laws, ordinances or Governmental Rules or regulations to which it is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws

-26- and regulations that are referred to in Section 6.15 (Foreign Assets Control Regulations, Etc.)) and will obtain and maintain in effect all Permits necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that failures to obtain or maintain in effect such Permits and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 10.2 Insurance; Loss Proceeds. The Company shall: (a) (i) keep and maintain the Project, all equipment and other property useful and necessary in the business of the Company in good working order and condition, ordinary wear and tear excepted and (ii) maintain and operate the Project in accordance with its obligations under the Material Project Documents, insurance policies, all Applicable Permits and all applicable Legal Requirements, except, in each case (including clauses (i) and (ii) of this Section 10.2(a)), where the failure to do so would not reasonably be expect to have a Material Adverse Effect; and (b) maintain, through either an individual policy or as part of a group policy maintained by or for the Company, with financially sound and reputable insurance companies, the insurance on all material property of the Company that is of an insurable character in at least the amounts and against at least such risks (but including in any event property/business interruption and casualty) as are set forth on Schedule 10.2 hereto, to the extent available on commercially reasonable terms (the “Required Insurance”). If the Company fails to take out or maintain the full insurance coverage required by this Section 10.2, the Collateral Agent, acting at the direction of the Required Holders, upon ten (10) Business Days’ prior notice (unless the aforementioned insurance would lapse within such period or has already lapsed, in which event notice shall not be required) to the Company of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premia on the same. Section 10.3 Maintenance of Properties. The Company shall maintain and keep, or cause to be maintained and kept, its properties in all material respects, in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 10.3 shall not prevent the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business or the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 10.4 Tax Status; Payment of Taxes. (a) The Company shall file all Material tax returns required to be filed by it in any jurisdiction and shall pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or any of its properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes, assessments, charges and levies could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

-27- (b) The Company shall at all times maintain its status as a partnership or an entity disregarded for U.S. federal, state and local income tax purposes. All of the owners of interests in the Company that are treated as equity for U.S. federal income tax purposes will be United States persons within the meaning of Code Section 7701(a)(30). Section 10.5 Corporate Existence, Etc. Subject to Section 11.2 (Merger, Consolidation, Etc.), the Company shall at all times preserve and keep its corporate existence in full force and effect. Section 10.6 Books and Records. The Company shall maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company. The Company shall keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. Section 10.7 Further Assurances; Additional Collateral. (a) Subject to the terms and conditions of this Agreement and the other Financing Documents, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to maintain and preserve the Liens created by the Security Documents and the priority thereof, subject in all events to Permitted Liens, including (i) making filings and recordations on a timely basis, (ii) making payments of fees and other charges on a timely basis, (iii) issuing and, if necessary, filing or recording supplemental documentation on a timely basis, including continuation statements, (iv) taking commercially reasonable efforts to promptly discharge all claims or other Liens (other than Permitted Liens) adversely affecting the rights of any Secured Party in any Collateral, (v) publishing or otherwise delivering notice to third parties and (vi) taking all other actions necessary to ensure that all Collateral is subject to a valid and enforceable first-priority Lien (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties. (b) Upon the occurrence of any change in the legal description to any Site Lease, the Company shall (i) promptly execute an amendment to the Mortgage with respect to such Site Lease updating such legal description and (ii) deliver copies of the documents described in clause (i) above to the Secured Parties. (c) With respect to any personal property acquired after the Closing by the Company as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected security interest, the Company shall promptly (i) execute and deliver to the Collateral Agent such amendments to the Security Agreement or such other documents necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in such property, including the entering into of account control agreements and the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by applicable law or as may be reasonably requested by the Collateral Agent (acting at the direction of the Required Holders); provided that the actions contemplated by clause (ii) shall not be required in respect of any such property if perfection of the security interest in such property requires more than the entering into of account control agreements and the filing of Uniform Commercial Code financing statements or delivery of Collateral that can be perfected by possession unless the value of such property, individually or in the aggregate, is equal to $1,000,000 or more.

-28- (d) With respect to any fee or leasehold interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing by the Company, the Company shall promptly (i) execute and deliver a mortgage or deed of trust, as applicable, (or an amendment to the existing Mortgage) in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property and (ii) if requested by the Collateral Agent (acting at the direction of the Required Holders), deliver to the Secured Parties title insurance, surveys, consents, estoppels and legal opinions with respect to such after-acquired property in form and scope substantially reasonably satisfactory to the Required Holders with respect to the Mortgage or the Mortgaged Properties. Section 10.8 Material Project Documents. The Company shall (a) perform and observe, in all material respects, the terms, its covenants and obligations under the Material Project Documents, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) enforce, defend and protect all of its material rights under all of the Material Project Documents, except to the extent that the failure to enforce, defend or protect any such rights could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (c) operate, preserve and maintain the Project in accordance with applicable law, specifications in the relevant Material Project Documents and, in the absence thereof, Prudent Industry Practices, in each case, in all material respects. Section 10.9 Use of Proceeds. The Company shall apply the proceeds of the sale of the Notes to (a) pay Project Costs, (b) fund the Debt Service Reserve Account, the Operating and Major Maintenance Reserve Account and the CapEx and Warranty Reserve Account to the then-applicable Debt Service Reserve Requirement, Operating Reserve Requirement and CapEx Reserve Requirement, as applicable, (c) pay fees, costs and expenses in connection with the transactions under the Transaction Documents and/or (d) make a distribution or distributions to the Sponsor or its designee as and when permitted in accordance with Section 3.01(b)(ii) or (iii) of the Depositary Agreement. Section 10.10 Separateness Provisions. The Company shall comply with its separate obligations under its organizational documents. Section 10.11 Operating Budget. (a) The Company shall use its commercially reasonable efforts to comply with the applicable Annual Operating Budget. (b) Each Annual Operating Budget may only be amended with the prior written consent of the Collateral Agent (acting upon the instructions of the Required Holders in consultation with the Independent Engineer), which consent shall not be unreasonably withheld, conditioned, or delayed; provided that the Annual Operating Budget may increase, without the consent, the aggregate amount of Operating Costs and Capital Expenditures by no more than 10% as contemplated by the prior effective Annual Operating Budget or as projected for any given year in the Financial Model delivered as a condition precedent to the Closing pursuant to Section 4.23 above. Section 10.12 Construction of Project. The Company shall construct, or cause the construction of, the Project in accordance, in all material respects, with the Construction Budget and Schedule, the applicable Material Project Documents (including the EPC Contract), Legal Requirements, Prudent Industry Practices and Applicable Permits, in each case, taking into account any modifications, supplements, waivers or change orders entered into as permitted by Section 11.6;

-29- provided that the Company shall not be considered in violation of the foregoing solely due to exceeding the amounts contemplated in the Construction Budget and Schedule by no greater than 10% in the aggregate or as a result of payable of Project Costs that are unanticipated, imminent, due and payable under any project document. Section 10.13 Market-Based Rate Authority; EWG Status. The Company shall take all necessary or appropriate actions to (a) obtain and maintain MBR Authority (with all waivers of regulations and blanket authorizations as are customarily granted by FERC to entities authorized to sell wholesale electric power at market-based rates) and (b) obtain and maintain EWG status. Section 10.14 Conditions Subsequent. (a) Subject to Section 10.14(b), the release and disbursement of funds deposited in the Note Proceeds Account in accordance with Section 3.01(b)(ii) and (iii) of the Depositary Agreement are subject to the fulfillment to each holder’s satisfaction (in the manner set forth below) or waiver of the following conditions (each, a “Condition Subsequent” and collectively, the “Conditions Subsequent”), as applicable, by the date that is one hundred and eighty (180) days after the Closing (such date, the “Outside Condition Subsequent Date”), as such date may be extended by the Purchasers in their sole discretion: (i) the Company shall use commercially reasonable efforts to obtain and deliver to each holder copies of each fully executed Consent or notice, as applicable, set forth in Schedule 10.14 hereto; (ii) the Company shall deliver to the holders a duly executed PPA Amendment in form and substance satisfactory to the holders, which shall be in full force and effect; (iii) the Company shall deliver to the holders a copy of the CPUC Approval (as defined in the Power Purchase Agreement) with respect to the Power Purchase Agreement, including the PPA Amendment; (iv) any Delay Damages (as defined in the Power Purchase Agreement) due and owing by the Company to the Power Purchaser under the Power Purchase Agreement shall have been satisfied or waived; (v) the Initial Delivery Date shall have occurred, and the Company shall have delivered to the holders a copy of the Initial Delivery Date Confirmation Letter (as defined in the Power Purchase Agreement); (vi) the Company shall deliver to the holders a duly executed Tax Credit Transfer Agreement in form and substance satisfactory to the holders in their reasonable sole discretion, which shall be in full force and effect; (vii) the Company shall deliver to the holders in respect of the Mortgaged Property: (A) the fully executed and notarized Mortgage in proper form for recording in the official real property records of Napa County, California (the “Official

-30- Records”), encumbering the Mortgaged Property, which shall be in form and substance satisfactory to Collateral Agent and each Purchaser; (B) an estoppel and consent agreement from the City in satisfaction of the requirements set forth in Section 22c of the Site Lease and dated as of a date that is no more than twenty-five (25) days prior to the date of the Mortgage, which shall be in form and substance satisfactory to Collateral Agent and each Purchaser; (C) an ALTA 2006 Form extended coverage loan policy of title insurance (the “Title Policy”) issued by a nationally recognized title company reasonably acceptable to Collateral Agent and the Purchasers (the “Title Company”) with respect to the Mortgaged Property identified therein, in an amount not less than $27,826,365.17, and otherwise in form and substance reasonably satisfactory to each holder and the Collateral Agent, containing such endorsements as each holder and the Collateral Agent may reasonably request, including, but not limited to, endorsements as to access, comprehensive coverage, contiguity, and subdivision, and (x) insuring that Issuer has good legal and valid title, including leasehold interest and easement interest, in, or right to occupy and use, such Mortgaged Property (and any other real property that is subject to any easement granted for the benefit of the Company), free and clear of any Liens or other exceptions to title other than Permitted Encumbrances, (y) containing no exception for the lien rights of mechanics’ liens or suppliers, inchoate or otherwise, and (z) insuring such other matters as the holders and Collateral Agent may request; and (ii) evidence satisfactory to the holders that the Company has paid to the Title Company or to the appropriate Governmental Authority all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Title Policy and all recording charges payable in connection with recording the Mortgage in the Official Records; and (D) the Collateral Agent and the holders shall have received ALTA/ACSM form survey of the Mortgaged Property prepared in accordance with the 2021 Minimum Standard Detail Requirements in form and substance reasonably satisfactory to the Required Holders showing (i) as to the Mortgaged Property, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all improvements are located and all encroachments thereon,(ii) the location and dimensions of all improvements, fences or encroachments located in or on the Mortgaged Property, (iii) whether the Mortgaged Property or any portion thereof is located in a special earthquake or flood hazard zone and (iv) that there are no encroachments, easements or other encumbrances affecting the Mortgaged Property, except for Permitted Liens;the Collateral Agent shall have received (i) a flood hazard certificate evidencing whether the Mortgaged Property is located, in whole or in part, in an area designated by the Federal Emergency Management Agency as a special flood hazard area (a “Flood Hazard Property”) and whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (ii) for any Flood Hazard Property, the Company’s written acknowledgment of receipt of written notification as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) for any “Buildings” or “Manufactured (Mobile) Homes” (as such terms are defined

-31- in Flood Insurance Laws) situated on a Flood Hazard Property which Buildings and/or Manufactured (Mobile) Homes are also located in a special flood hazard area or an area having mud slide hazards, copies of the application for a flood insurance policy of the Company plus proof of premium payment, and a declaration page confirming that flood insurance in the amounts required by Flood Insurance Laws has been issued, or such other evidence of such flood insurance reasonably satisfactory to the Required Holders and naming the Collateral Agent as sole loss payee on behalf of the Holders of Notes; (viii) the Company shall deliver to the holders an enforceability opinion of Venable LLP, California counsel to the Company, covering matters related to the Mortgage and real estate matters incident to the transaction; (ix) the Independent Engineer shall deliver to the holders a certificate in form and substance reasonably acceptable to the Required Holders confirming the facts and information necessary for the holders to establish that the Project has been placed in service for U.S. federal income tax purposes; (x) the Insurance Consultant shall deliver to the holders a certificate addressed to the holders and the Collateral Agent confirming that all insurance required to be maintained by the Company pursuant to the terms of this Agreement and the other Transaction Documents to which it is a party (i) are in full force and effect and (ii) all premia due at that time under each relevant insurance have been paid; (xi) the Company shall deliver to the holders an amended and restated limited liability company agreement for the Company which includes the appointment of an independent director of the Company with approval rights over the Company’s decision to file voluntary bankruptcy; and (xii) the Company shall deliver to the holders a duly executed contract with an expiry date not earlier than December 31, 2031 for a supply of Fuel (as defined in the Power Purchase Agreement) required for the Company to comply with its obligations under Section 10.1(c)(ix) of the Power Purchase Agreement with Air Products and Chemicals, Inc., Air Liquide, S.A., Linde plc or another gas provider mutually acceptable to the Company and the holders of the Notes. (b) Notwithstanding the foregoing, the Company may, without satisfying each of the Conditions Subsequent, release an amount from the Note Proceeds Account (i) (without duplication of any amounts released pursuant to clause (ii) of this Section 10.14) not to exceed $12,963,006 upon (I) the Company delivering to the holders a duly executed PPA Amendment in form and substance satisfactory to the holders and (II) the satisfaction of clauses (a)(vi) and (a)(ix) of this Section 10.14 and (ii) (without duplication of any amounts released pursuant to clause (i) of this Section 10.14) not to exceed $14,863,359 upon the satisfaction of each of the Conditions Subsequent (other than clauses (a)(vi) and (a)(ix) of this Section 10.14). (c) If (i) an Event of Default has occurred and is continuing and the Collateral Agent has been so instructed in writing by the Required Holders or (ii) the Conditions Subsequent have not been satisfied by the Outside Condition Subsequent Date, the Depositary Bank shall, in accordance with Section 3.01(b)(iv) of the Depositary Agreement and upon receipt of the Note Proceeds Release Instructions (as defined in the Depositary Agreement) executed by the Collateral Agent, pay all

-32- remaining amounts in the Note Proceeds Account to the holders of the Notes in accordance with such Note Proceeds Release Instructions (each of clauses (i) and (ii), a “Return of Funds”) as follows: (i) In the event that such Return of Funds occurs prior to the satisfaction of the Condition Subsequent set forth in clause (a)(v) of this Section 10.14, the Return of Funds to each holder of a Note shall be at a price equal to 0.15% multiplied by the outstanding principal amount of such holder’s Notes; provided, that any interest that accrued and was paid on such outstanding principal amount during the period such funds were on deposit in the Note Proceeds Account shall be netted from the amount paid by the Company to such holder pursuant to this clause (c)(i). (ii) In the event that such Return of Funds occurs after satisfaction of the Condition Subsequent set forth in clause (a)(v) of this Section 10.14, the Return of Funds to each holder of a Note shall be at a price equal to 0.40% multiplied by the outstanding principal amount of such holder’s Notes; provided, that any interest that accrued and was paid on such outstanding principal amount during the period such funds were on deposit in the Note Proceeds Account shall be netted from the amount paid by the Company to such holder pursuant to this clause (c)(ii). SECTION 11. NEGATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding: Section 11.1 Transactions with Affiliates. Except as set forth in Schedule 6.3, the Company will not enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company’s business and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate. Section 11.2 Merger, Consolidation, Etc. The Company shall not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless: (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the other Financing Documents and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

-33- (b) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing. No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 11.2, from its liability under this Agreement, the Notes and the other Financing Documents. Section 11.3 Line of Business; Subsidiaries, Employees. (a) The Company shall not engage in any business if, as a result, the general nature of the business in which the Company would then be engaged would be substantially changed from the general nature of the business in which the Company is engaged on the date of this Agreement as described in the Investor Presentation. (b) The Company shall not (i) create, form or acquire any subsidiary (of any percentage of legal, beneficial or record ownership), (ii) enter into any partnership or joint venture or (iii) maintain any employees. For purposes of this Section 11.3, beneficial ownership shall not refer to any Permitted Investments or contractual rights of the Company otherwise permitted pursuant to the Financing Documents. Section 11.4 Economic Sanctions, Etc. The Company shall not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws. Section 11.5 Liens. The Company shall not directly or indirectly create, incur, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of the Collateral, whether now owned or hereafter acquired, except Permitted Liens. Section 11.6 Limitation on Amendments to the Material Project Documents, Organizational Documents and Tax Credit Transfer Documents. (a) The Company shall not amend or otherwise modify, in any material or adverse respect, or grant any material or adverse waiver or consent under, any Material Project Document without the consent of the Required Holders (in consultation with the Independent Engineer), other than the PPA Amendment. (b) The Company shall not amend, supplement or otherwise modify (pursuant to a waiver or otherwise) its organizational documents, including the separateness provisions thereof, or permit or suffer to exist any amendment or modification of any of its organizational documents unless any such amendment or modification (i) does not adversely affect any material rights or remedies of any of the parties under any Material Project Document and (ii) could not otherwise reasonably be expected to have a Material Adverse Effect.

-34- (c) The Company shall not amend or otherwise modify, in any material or adverse respect, or grant any material or adverse waiver or consent under, any Tax Credit Transfer Document without the consent of the Required Holders. Section 11.7 Additional Material Project Documents. The Company shall not enter into or become a party to any Additional Material Project Document (with any series of related Additional Material Project Documents entered into as part of a single transaction or series of related transactions to be considered as one “Additional Project Document” for purposes of this Section 11.7) without the consent of the Required Holders unless such Additional Material Project Document (a) is in the best interest of, and on terms fair and reasonable to the Company, as certified by a Responsible Officer of the Company and (b) if such Additional Material Project Document provides for payments of more than $2,000,000 in the aggregate to be made or received by the Company thereunder in any year, (i) the Company has delivered a copy of the Additional Material Project Document to each Holder and (ii) to the extent required, the Company has given or caused to be given written notice to the counterparty thereto of the security interest therein granted under the Security Documents, or used commercially reasonable efforts to obtain a consent to assignment therefor within thirty (30) days after the execution of such Additional Material Project Document. Section 11.8 Investments. The Company shall not make any advance, loan, extension of credit (by way of Guaranty or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person, asset or Property other than (a) Permitted Investments, (b) any rights it may have under the Material Project Documents and (c) immaterial assets and properties. Section 11.9 Incurrence of Indebtedness. The Company shall not create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except Permitted Indebtedness; provided that any incurrence of a Pari Passu LC Facility shall be subject to the satisfaction or waiver of the following: (a) Delivery of a certificate from an Authorized Officer of the Company that (i) that no Default or Event of Default has occurred and is continuing or will result from the incurrence of such Pari Passu LC Facility, (ii) the additional Indebtedness is not expect to have a Material Adverse Effect, (iii) as to the use of the proceeds of such Indebtedness and (iv) to the extent that such Indebtedness is incurred to provide credit support required to be provided in connection with obligations under the Material Project Documents, a certification that such Indebtedness, together with other funds available for the Project, are expected to comply with obligations under the applicable Material Project Documents; (b) Delivery of any documents and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the obligations relating to the applicable Pari Passu LC Facility; (c) Each of (i) the Debt Service Reserve Account, after giving effect to such incurrence, will be funded in an amount equal to the then-applicable Debt Service Reserve Requirement, (ii) the Operating and Major Maintenance Reserve Account will be funded in an amount equal to the then-applicable Operating Reserve Requirement, and (iii) the CapEx and Warranty Reserve Account will be funded in an amount equal to the then-applicable CapEx Reserve Requirement; and

-35- (d) The aggregate amount of the Pari Passu LC Facility shall not exceed $5,000,000 at any time. Section 11.10 Sale of Assets. The Company shall not dispose of any of its property, whether now owned or hereafter acquired, except: (a) the liquidation, sale or use of cash and Permitted Investments; (b) the Disposition of obsolete, damaged, worn out or surplus property, assets or rights (including surplus real property), or property, assets or rights not used or useful in the business of the Company in the ordinary course of business or where such property is not otherwise material to the operation of the relevant Project or the business of the Company; (c) sales of (and the granting of any option or other right to purchase, lease or otherwise acquire) power, electric capacity, transmission capacity, emissions credits, energy storage capacity or energy storage services or ancillary services or other inventory or products in the ordinary course of business, including pursuant to the Power Purchase Agreement; (d) sales of tax credits and other tax monetization structures; or (e) other Dispositions on an arm’s-length basis for cash consideration having a fair market value not to exceed (i) $1,000,000 in any fiscal year and (ii) $2,000,000 in the aggregate for all such Dispositions; provided that such Disposition is not reasonably expected to materially and adversely affect the operation and maintenance of the relevant Project. Section 11.11 Capital Expenditures. The Company shall not make any Capital Expenditures other than (a) Permitted Capital Expenditures and (b) Capital Expenditures to the extent financed in full with the proceeds of Voluntary Equity Contributions made to the Company which could not reasonably be expected to have a Material Adverse Effect. Section 11.12 Restricted Payments. Except as set forth in Section 10.9(d), the Company shall not make any Restricted Payments unless each of the following conditions (“Restricted Payment Conditions”) set forth below have been satisfied: (a) COD has been achieved; (b) no Default or Event of Default has occurred and is continuing; (c) the Company delivers to the Collateral Agent a certificate (setting out its calculations therein) confirming that, on the proposed date of such Restricted Payment, (i) the Historical Debt Service Coverage Ratio for the Calculation Period ending on the Calculation Date most recently preceding such proposed date is not less than 1.15:1.00 and (ii) the Pro Forma Debt Service Coverage Ratio for the first Calculation Period ending after such proposed date shall not be less than 1.15:1.00; and (d) (i) the Debt Service Reserve Account is funded (with cash or an Acceptable Letter of Credit (or by any combination of the foregoing)) in an amount equal to the Debt Service Reserve Requirement, (ii) the Operating and Major Maintenance Reserve Account is funded (with cash or an Acceptable Letter of Credit (or by any combination of the foregoing)) in an amount equal to the Operating Reserve Requirement and (iii) the CapEx and Warranty Reserve Account is funded (with

-36- cash or an Acceptable Letter of Credit (or by any combination of the foregoing)) in an amount equal to the CapEx Reserve Requirement. Section 11.13 Swap Contracts. The Company shall not enter into any Swap Contract or engage in any similar transaction for speculative purposes. Section 11.14 Changes in Fiscal Periods; Accounting Policies; Location; Name. (a) The Company shall not without the consent of the Required Holders, the Company shall not permit its fiscal year to end on a day other than December 31, change its method of determining fiscal quarters or make, permit any change in accounting policies or reporting practices except as required by GAAP or change its federal employer identification number, except for any such changes which are not materially adverse to the holders of Notes. (b) Except upon 20 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements (executed where appropriate) and other documents reasonably requested by the Collateral Agent and the Required Holders to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization, (ii) change its location of principal place of business or (iii) change its name. Section 11.15 Maintenance of Accounts. The Company shall not establish or maintain any deposit, securities, commodities or similar account other than (a) the Collateral Accounts established in accordance with the terms of the Depositary Agreement, (b) any deposit or securities accounts necessary or useful in the conduct of the Company’s business that may be established after the Closing (the “Deposit Accounts”); provided that, solely with respect to the Deposit Accounts, the Company shall obtain and deliver control agreements to the Collateral Agent concurrently with the establishment thereof and (c) Excluded Accounts. Section 11.16 Lease Agreements. The Company shall not enter into any lease agreements other than (a) the Site Lease and (b) lease agreements pursuant to which no more than $1,000,000 in the aggregate in rental payments shall be made in any fiscal year. Section 11.17 Sale and Leasebacks. The Company shall not enter into any arrangement with any Person providing for the leasing by the Company of real or personal property that has been or is to be sold or transferred by the Company to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company. Section 11.18 Debt Service Coverage Ratio. Commencing with the first Calculation Date to occur following the first anniversary of COD, the Debt Service Coverage Ratio shall not be less than 1.00 to 1.00. SECTION 12. EVENTS OF DEFAULT. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

-37- (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or (c) the Company defaults in the performance of or compliance with any term contained in Section 8.1(e) or Section 11 hereof; or (d) the Company defaults in the performance of or compliance with any term contained in Section 8.1 hereof (other than Section 8.1(e)) and such default is not remedied within five Business Days; or (e) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 12(a), (b), (c) and (d)) or in any Security Document or the Pledgor defaults in the compliance with any term contained in any Security Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Collateral Agent or any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 12(e)); provided, that if such default is not capable of remedy within such 30 day period, such 30 day period shall be extended to a total period of forty-five (45) days so long as (x) such default is subject to cure, (y) the Company certifies that it is diligently pursuing a cure and (z) such additional cure period could not reasonably be expected to result in a Material Adverse Effect; or (f) any representation or warranty made in writing by or on behalf of the Company or the Pledgor or by any officer of the Company or the Pledgor in this Agreement, any Security Document or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made (other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects); provided that (i) if the fact, event or circumstance resulting in such false or incorrect representation or warranty is capable of being cured, corrected or otherwise remedied, (ii) such fact, event or circumstance resulting in such false or incorrect representation or warranty shall have been cured, corrected or otherwise remedied within 30 days from the date on which the Company or the Pledgor first obtains knowledge thereof and (iii) such representation or warranty (as cured, corrected or remedied) could not reasonably be expected to result in a Material Adverse Effect during the pendency of such cure period, then such false or incorrect representation or warranty shall not constitute an Event of Default hereunder; provided, that if such false or incorrect representation or warranty is not capable of remedy within such 30 day period, such 30 day period shall be extended to a total period of forty-five (45) days so long as (x) such false or incorrect representation or warranty is subject to cure, (y) the Company certifies that it is diligently pursuing a cure and (z) such additional cure period could not reasonably be expected to result in a Material Adverse Effect or (g) (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes and any other Indebtedness under the Financing Documents) that is outstanding in an aggregate principal amount of at least $2,000,000 (or its equivalent in the relevant currency of

-38- payment) beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $2,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition, such Indebtedness has become or has been declared due and payable or one or more Persons are entitled to declare such Indebtedness to be due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $2,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company so to purchase or repay such Indebtedness; or (h) (i) Any Affiliated Bankruptcy Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Affiliated Bankruptcy Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Affiliated Bankruptcy Party any case, proceeding or other action of a nature referred to in clause (i)(A) above that (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed or un-discharged for a period of sixty (60) days; or (iii) there shall be commenced against any Affiliated Bankruptcy Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Affiliated Bankruptcy Party shall take any corporate action in furtherance of, or consenting to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Affiliated Bankruptcy Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (i) one or more final judgments or orders for the payment of money aggregating in excess of $2,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against the Company and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or (j) if (i) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (ii) the Company shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (iii) the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company thereunder, (iv) the Company fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (v) the Company becomes subject to the

-39- imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or (k) Any Applicable Permit necessary for the construction or operation of any Project shall be modified in an adverse manner, revoked, suspended, terminated, non-renewed, or cancelled by the issuing agency or other Governmental Authority having jurisdiction or the Company shall fail to obtain, renew, maintain or comply in all respects with any Applicable Permit, as applicable, if such event, together with all such other events, could reasonably be expected to result in a Material Adverse Effect; provided that an Event of Default with respect to an Applicable Permit shall not be deemed to have occurred if such Applicable Permit has been renewed, issued or replaced within thirty (30) days of the occurrence of a Default under this Section by a replacement Applicable Permit in form and substance reasonably acceptable to the Required Holders, so long as no Material Adverse Effect shall have occurred during such 30-day period; provided, further, that so long as the Company (i) certifies it is proceeding with all requisite diligence and in good faith to obtain such replacement Applicable Permit, then such 30-day period shall be extended to such date, not to exceed a total of 15 days after the end of the initial 30-day period (for a total of forty-five (45) days), as shall be necessary for the Company to obtain such replacement Applicable Permit or (ii) has applied for and is diligently pursuing renewal of the Applicable Permit in good faith and is operating under an existing version of the same Applicable Permit, whether active or expired, for the duration that the renewal application is pending before the relevant Governmental Authority pursuant to any permit shield provisions available under applicable Environmental Laws, then such 30-day period or 45-day period, as applicable, shall be extended to the full duration allowed under any such applicable permit shield provisions; or (l) Except as set forth on Schedule 6.3, the Company or any other party thereto shall breach or be in default under any material term, condition, provision, covenant, representation or warranty contained in any Material Project Document (including, for the avoidance of doubt, warranty obligations) and the effect of such breach or default could be reasonably expected to have a Material Adverse Effect on the Company or the relevant Project and any applicable grace or cure period with respect to such breach or default under such Material Project Document has expired; or (m) (i) The Power Purchaser or, prior to the Substantial Completion Date (as such term is defined in the EPC Contract) with respect to the EPC Contract, the EPC Contractor shall have suffered a continuing Bankruptcy Event; provided that such Event of Default shall not be deemed to have occurred if the Company has replaced the applicable Material Project Document with any such Person within forty-five (45) days of the occurrence of the Bankruptcy Event, with an Additional Project Document or other agreement that is in form and substance reasonably acceptable to the Required Holders (such acceptance not to be unreasonably withheld or delayed); or (n) Any Material Project Document shall cease for any reason to be in full force and effect unless terminated in accordance with its terms and not as a result of a default thereunder; provided that such Event of Default shall not be deemed to have occurred if such Material Project Document, within thirty (30) days of such termination, has been replaced with an Additional Material Project Document and each of the other conditions contained in Section 11.7 have been satisfied; or (o) an Event of Abandonment has occurred; or

-40- (p) an Event of Taking has occurred with respect to a material portion of the Company’s property and such Event of Taking could reasonably be expected to result in a Material Adverse Effect; or (q) any Financing Document shall, (i) except in accordance with its terms, as expressly permitted hereunder or thereunder or upon the satisfaction of the obligations, cease to be in full force and effect or shall be terminated or (ii) shall be declared void by a Governmental Authority or (iii) any party thereto (other than any holder or holders of Notes or the Collateral Agent) shall claim in writing such unenforceability or invalidity; or (r) The Project shall not have achieved Substantial Completion (as defined in the EPC Contract) by the Date Certain. SECTION 13. REMEDIES ON DEFAULT, ETC. Section 13.1 Acceleration. (a) If an Event of Default with respect to the Company described in Section 12(h) has occurred, all the Notes then outstanding shall automatically become immediately due and payable. (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable. (c) If any Event of Default described in Section 12(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable. Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make- Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances. Section 13.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

-41- Section 13.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 13.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon. Section 13.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note, or any other Financing Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 13, including reasonable attorneys’ fees, expenses and disbursements. SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. Section 14.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee and the principal amount (and stated interest) of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner and the principal amount (and stated interest) of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. The register shall be maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. Section 14.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19(c)(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business

-42- Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp, documentary or similar tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 7.2. Section 14.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(c)(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. SECTION 15. PAYMENTS ON NOTES. Section 15.1 Place of Payment. Subject to Section 15.2, payments of principal, Make- Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Wilmington Trust, National Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction. Section 15.2 Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal

-43- executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2. Section 15.3 FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number on an Internal Revenue Service W-9 or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, an Internal Revenue Service Form W-8 (and if applicable, a portfolio interest exemption certification), such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 15.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential. SECTION 16. EXPENSES, ETC. Section 16.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable and documented attorneys’ fees of one counsel for the Purchasers and holders of Notes, taken as a whole, and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Financing Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, or any other Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, or any other Financing Document or by reason of being a holder of any Note; (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and by any other Financing Document; and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than

-44- those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company; in each case, other than those that result from or have arisen by reason of such Person’s bad faith, gross negligence or willful misconduct, as determined in the final and non-appealable judgement of a court of competent jurisdiction. Section 16.2 Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other applicable jurisdiction where the Company has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes or any other Financing Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder. Section 16.3 Survival. The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, or any other Financing Documents and the termination of this Agreement. SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein and in any other Financing Document shall survive the execution and delivery of this Agreement, the Notes, and the other Financing Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Financing Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Document embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. SECTION 18. AMENDMENT AND WAIVER. Section 18.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that: (a) no amendment or waiver of any of Sections 1, 2, 3, 7 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

-45- (b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make- Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or (iii) amend any of Section 9 (except as set forth in the second sentence of Section 9.2, Section 12(a), Section 12(b) and Section 13, or Section 18). Section 18.2 Solicitation of Holders of Notes. (a) Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes. (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment. (c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates (either pursuant to a waiver under Section 18.1 or subsequent to Section 9.5 having been amended pursuant to Section 18.) in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder. Section 18.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. Section 18.4 Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the

-46- Notes or any other Financing Document, or have directed the taking of any action provided herein or the Notes or any other Financing Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding. SECTION 19. NOTICES. Except to the extent otherwise provided in Section 8.3 all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent: (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing, (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Legal Officer, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 19 will be deemed given only when actually received. SECTION 20. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. SECTION 21. CONFIDENTIAL INFORMATION. For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential

-47- information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 8.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Financing Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 21. In the event that as a condition to receiving access to information relating to the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking. SECTION 22. SUBSTITUTION OF PURCHASER. Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”; provided, that no Person, or an Affiliate of any Person, that is a competitor of the Company or its Affiliates shall be a Substitute Purchaser) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set

-48- forth in Section 7. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement. SECTION 23. MISCELLANEOUS. Section 23.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 11.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement. Section 23.2 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 10, Section 11 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Section 23.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. Section 23.4 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by

-49- the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Section 23.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Section 23.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. Section 23.7 Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment. (c) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest

-50- extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (d) Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (e) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith. Section 23.8 Forbearance Agreement. In connection with the Company’s execution of a Tax Credit Transfer Agreement, the Purchasers shall use commercially reasonable efforts to negotiate and concurrently enter into or to cause the Collateral Agent to enter into on their behalf, a forbearance agreement with the Company and the Tax Credit Transferee pursuant to which the Purchasers, or the Collateral Agent on their behalf, shall agree to forbear from exercising certain enforcement rights under the Security Documents that would cause the loss, reduction, recapture (as defined under Section 50 of the Code), unavailability, delay, or disallowance of any part of any of the Tax Credits to the Tax Credit Transferee that would not occur but for such foreclosure, sale, assignment, lease or other transfer. * * * * *

[Signature Page to Note Purchase Agreement (Calistoga)] If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company. Very truly yours, CALISTOGA RESILIENCY CENTER, LLC By: ____________________________________ Name: Robert Piconi Title: President This Agreement is hereby accepted and agreed to as of the date hereof. Docusign Envelope ID: 9285E9CD-B443-451F-9AF3-A046B72498FB

A-1 SCHEDULE A DEFINED TERMS As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term: “Acceptable Letter of Credit” means a letter of credit (which is not secured by the Collateral) issued by a bank or other financial institution rated at least A- by S&P or Fitch or A3 by Moody’s. “Additional Material Project Document” means any contract or agreement relating to the ownership, operation, maintenance, repair, financing or use of the Project entered into by the Company with any other Person subsequent to the date of this Agreement (including any contract(s) or agreement(s) entered into in substitution for any Material Project Document that has been terminated in accordance with its terms or otherwise) that (i) requires payments to be made or received in an amount in excess of two million Dollars ($2,000,000) in the aggregate per year or (ii) is for a term that is greater than two (2) years; provided that “Additional Material Project Documents” shall not include Tax Credit Transfer Documents. “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Person of which the Company beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. “Affiliated Bankruptcy Party” means (a) the Company and (b) the Pledgor. “Aggregate Offer Amount” is defined in Section 9.3(b)(ii) (Offer to Prepay). “Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement. “Annual Operating Budget” is defined in Section 8.1(d) (Financial and Business Information – Annual Operating Budget). “Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010. “Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act. “Applicable Permit” means, at any time, any Permit to be obtained by or on behalf of the Company, including any such Permit relating to zoning, environmental or natural resource protection,

A-2 pollution, sanitation, FERC, CPUC, CAISO, PUHCA, safety, siting or building, importation of technology, equipment and materials, that is (a) material and necessary at such time to the development, construction or operation of the Project to construct, test, operate, maintain, repair, own or use the Project as contemplated by the Transaction Documents, to enter into any Transaction Document or to consummate any transaction contemplated thereby or (b) necessary so that (i) none of the Collateral Agent, the Holders, or any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under the FPA or PUHCA or under California laws or regulations in respect of the rates or the financial or organizational regulation of electric utilities solely as a result of the construction, operation, ownership, leasing or control of the Project or (ii) none of the Company nor any Affiliate of the Company that is a party to an Transaction Document may be deemed by any Governmental Authority to be subject to, or not exempt from, regulation under PUHCA (other than the FERC regulations implementing PUHCA relating to obtaining EWG Status, notice of holding company status and regulatory access to books and records), or under any California laws or regulations respecting the rates or the financial or organizational regulation of electric utilities. “Assignment and Acceptance” is defined in the Bridge Facility. “Authorized Officer” means a natural Person designated by the Company as such on forms supplied by the Collateral Agent, in each case acting solely in his or her representative capacity and not individually. “Bankruptcy Event” means, with respect to any Person, such Person (a) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, (b) has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, (c) makes a general assignment for the benefit of creditors or (d) admits in writing its inability to pay its debts generally as they become due. “Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b). “Bridge Facility” means that certain Credit Agreement dated as of March 31, 2025 among the Company, Jefferies Finance LLC, as administrative agent and collateral agent, and the lenders party thereto. “Bridge Facility Notes” means the “Notes” as defined in the Bridge Facility. “Bridge Facility Provider” means Jefferies Finance LLC. “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed. “Calculation Date” means each February 28, May 31, August 31 and November 30 to occur after the Initial Closing Date.

A-3 “Calculation Period” means the period of twelve months ending on a Calculation Date. “CapEx and Warranty Reserve Account” is defined in the Depositary Agreement. “CapEx Reserve Requirement” means (i) from the date of the Closing to May 31, 2026, $500,000 and (ii) from and after June 1, 2026, $750,000. “Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Company payable during such period which, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Company, but excluding each of the following items, to the extent such item would otherwise be included as “Capital Expenditures”: (a) costs and expenses constituting Operating Costs (other than Permitted Capital Expenditures) or Project Costs or costs and expenses paid with amounts on deposit in Collateral Accounts in accordance with the Depositary Agreement; (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is less than any credit granted by the seller of such equipment for the equipment being traded in at such time; (c) payments in respect of Capital Lease Obligations permitted under this Agreement; and (d) expenditures to the extent the Company has received or has an unconditional commitment to receive reimbursement in cash from a Person that is not an Affiliate of the Company and for which the Company has not provided or is not required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person without such reimbursement. “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP. “Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. “Change of Control” means (a) (i) prior to the Initial Delivery Date, Sponsor shall cease to legally and beneficially own and control, directly or indirectly, 100% of the common voting interests in Pledgor other than due to a sale or other transfer to a Qualified Owner or (ii) after the Initial Delivery Date, the Permitted Holders shall cease to legally and beneficially own and control, directly or indirectly, 50.1% of the common voting interests in Pledgor or (b) Pledgor shall cease to legally and beneficially directly own and control 100% of the common voting interests in the Company.

A-4 “City” means the City of Calistoga, California. “Closing” is defined in Section 3 (Closing). “COD” means the “Commercial Operation Date” as defined in the Interconnection Agreement. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time. “Collateral” means all property which is subject or is required to become subject to the security interests or Liens granted pursuant to any of the Security Documents. “Collateral Accounts” is defined in Section 11.15 (Maintenance of Accounts). “Collateral Agent” means Wilmington Trust, National Association. “Company” is defined in the first paragraph of this Agreement. “Conditions Subsequent” is defined in Section 10.14 (Conditions Subsequent). “Confidential Information” is defined in Section 21 (Confidential Information). “Consents” means each consent to collateral assignment required to be entered into pursuant to this Agreement, in each case by and among the Company, the Collateral Agent and the Persons identified therein, including, with respect to any Additional Material Project Document, a consent and agreement of each such party to such Additional Material Project Document (other than the Company), in each case, substantially in the form of Exhibit B or otherwise in form and substance reasonably satisfactory to the Required Holders. “Construction Budget and Schedule” means a reasonably detailed schedule of the development and construction of the Project and a reasonably detailed total budget for the Project following the drawdown in full of the Notes, as prepared by the Company and approved by the Purchasers (in consultation with the Independent Engineer) delivered on or before the Closing, in the form of Exhibit C hereto; and containing a reasonably detailed description of Project Costs incurred and expected to be incurred with respect to the development and construction of the Project, for the period commencing on the date of such Construction Budget and Schedule through the Guaranteed Substantial Completion Date (as such term is defined in the EPC Contract) for the Project. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing. “Controlled Entity” means (a) any of the Company’s respective Controlled Affiliates and (b) the parent entity of the Company and its Controlled Affiliates. “Conversion” means the conversion of the Indebtedness existing under the Bridge Facility as evidenced by the Bridge Facility Notes to the Indebtedness contemplated pursuant to this Agreement, including the amendment and restatement of the Bridge Facility Notes in the form of the Notes.

A-5 “CPUC” means the California Public Utilities Commission. “Date Certain” means October 4, 2025. “Debt Service” means, as of any period of determination, the aggregate amount of fees, interest and principal on account of the Notes (including any scheduled payments thereon but excluding any extraordinary mandatory redemptions) and the Pari Passu LC Facility, if applicable, due and payable by the Company during such period of determination. “Debt Service Coverage Ratio” means, as at any Calculation Date, (a) the ratio of (i) Net Cash Flow for the Calculation Period ended on such Calculation Date to (ii) Debt Service for the Calculation Period ended on such Calculation Date (the “Historical Debt Service Coverage Ratio”) and (b) the ratio of (i) Net Cash Flow for the period of twelve months beginning on such Calculation Date to (ii) projected Debt Service for the period of twelve months beginning on such Calculation Date (the “Pro Forma Debt Service Coverage Ratio”). “Debt Service Reserve Account” is defined in the Depositary Agreement. “Debt Service Reserve Requirement” means as of the date of determination, 100% of Maximum Annual Debt Service. “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default. “Default Rate” means interest at a rate per annum equal to two percent (2%) above the rate of interest stated in clause (a) of the first paragraph of the Notes. “Deposit Accounts” is defined in Section 11.15 (Maintenance of Accounts) “Depositary Agreement” means the Depositary Agreement, dated on or about the date hereof, among the Company, the Collateral Agent, and the Depositary Bank. “Depositary Bank” means Wilmington Trust, National Association. “Disclosure Documents” is defined in Section 6.3 (Disclosure). “Disposition” means any disposition of property or series of related dispositions of property that yields gross proceeds to the Company (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds). “Distribution Reserve Account” has the meaning ascribed to such term in the Depositary Agreement. “Effective Material Project Document” means, with respect to any Material Project Document, that such Material Project Document (a) has been executed and delivered by each party thereto, (b) all conditions precedent to the effectiveness of such Material Project Document have been satisfied or waived and (c) such Material Project Document is in full force and effect.

A-6 “Environmental Claim” means any and all liabilities, obligations, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations (other than internal reports prepared by or on behalf of the Company), proceedings, removal or remedial actions or orders, or damages, penalties, out-of-pocket costs, expenses, or disbursements, arising under any Environmental Law or any Permit issued under any such Environmental Law and relating to any Site or other property that is the subject of the Site Lease, including (a) any and all such claims for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all such claims arising from alleged injury or threat of injury to health and safety, the environment, including ambient air, surface water, land surface, subsurface strate, and natural resources, or regarding the investigation, delineation, remediation, Release or potential Release of any Hazardous Materials (in each case, to the extent relating to human exposure to Hazardous Materials.) “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment and the use or Release into the environment of any Hazardous Materials. “EPC Contract” means the Engineering, Procurement, and Construction Agreement between Energy Vault, Inc., a Delaware corporation, and Calistoga Resiliency Center, LLC, a Delaware Limited Liability Company, dated as of November 18, 2024. “EPC Contractor” means Energy Vault, Inc., a Delaware limited liability company. “Equity Interests” means, with respect to any Person, all of the shares, membership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities). “ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code. “Event of Abandonment” means, with respect to the Project, the suspension or cessation for a period of at least sixty (60) consecutive days of all or substantially all of the operation and maintenance activities at the Project; provided, however, that any such suspension or cessation that arises from an Event of Loss, a requirement of law, an event of force majeure, curtailment or failure to be dispatched, or other bona fide business reasons shall not constitute an Event of Abandonment, in each case, so long as the Company is taking commercially reasonable actions to overcome or mitigate the effects of the cause of suspension or cessation so that maintenance and/or operations, as the case may be, can be resumed. Any period of cessation or suspension shall end on the date that operation and maintenance activities of a substantial nature are resumed. “Event of Default” is defined in Section 12 (Events of Default).

A-7 “Event of Loss” means any event that causes all or substantially all of the Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever and, in each case, shall include an Event of Taking. “Event of Taking” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to all or substantially all of the Project, any equity interests in the Company or any other part of the Collateral. “EWG” means an exempt wholesale generator as defined under 18 C.F.R. § 366.1 (2024) “Excluded Accounts” is defined in the Security Agreement. “Fair Labor Standards Act” means the federal Fair Labor Standards Act of 1938 and the rules and regulations promulgated thereunder from time to time in effect. “FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (b) any agreements entered into pursuant to section 1471(b)(1) of the Code. “FERC” means the Federal Energy Regulatory Commission and any successor thereto. “Financial Model” means the financial model of the Company dated April 3, 2025, attached hereto as Annex I, as approved by the Purchasers. “Financing Documents” means (a) this Agreement, (b) the Notes, (c) the Security Documents, and (d) any other documents, agreements or instruments entered into, filed or recorded in connection with any of the foregoing. “Fitch” means Fitch Investors Service, Inc. and its subsidiaries, or any successor organization thereto. “Flood Hazard Property” is defined in Section 10.14(a)(vii)(D) (Conditions Subsequent). “Flood Insurance Laws” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert Waters Reform Act of 2012 and, in each case, any regulations promulgated thereunder. “FPA” means the Federal Power Act, as amended, and FERC’s regulations promulgated thereunder. “Fronted Equity Contributions” is defined in the Depositary Agreement.

A-8 “Funding Instructions Letter” is defined in Section 3(b). “Funds Flow Memorandum” means the memorandum setting forth the flow of funds on the Closing. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America. “Governmental Authority” means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government. “Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity. “Governmental Rules” means any law, rule, regulation, ordinance, order, binding code interpretation, judgment, decree, or similar form of decision of any Governmental Authority, including FERC, CPUC, CAISO and the North American Reliability Corporation. “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

A-9 In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor. “Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that a Governmental Authority has determined a hazard to health and safety, the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is regulated under Environmental Laws, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead-based paint, radon gas or similar regulated substances. “Historical Debt Service Coverage Ratio” has the meaning ascribed to such term in the definition of Debt Service Coverage Ratio. “Historical Financial Statements” means the unaudited balance sheet of the Company as of February 28, 2025. “Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1 (Registration of Notes), provided, however, that if such Person is a nominee, then for the purposes of Section 8 (Information as to Company), Section 13 (Remedies on Default, Etc.), Section 18.2 (Solicitation of Holders of Notes) and Section 19 (Notices) and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register. “Indebtedness” with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

A-10 (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. “Independent Engineer” means E3 Consulting or any other nationally recognized independent engineer with relevant experience appointed after the Closing by the Company with the consent of the Required Holders. “INHAM Exemption” is defined in Section 7.2(e) (Source of Funds). “Initial Delivery Date” means the date on which the Project achieves the “Initial Delivery Date” under and as defined in the Power Purchase Agreement. “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note. “Insurance Consultant” means Blades, Crout & Proulx LLC, or any other nationally recognized insurance consultant with relevant experience. “Interconnection Agreement” means the Gas and Electric Extension Agreement, dated July 10, 2024, by and between Company and Power Purchaser. “Investment Grade Rating” means a Person whose long-term unsubordinated debt has been assigned a credit rating of “BBB-” or better by S&P or “Baa3” or better by Moody’s. “Investor Presentation” is defined in Section 6.3 (Disclosure). “Legal Requirements” means, as to any Person, any applicable law, statute, code, treaty, rule, regulation, ordinance including any Governmental Rule (including, without limitation, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (b) any requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, in each case, pursuant to Basel III), or determination of an arbitrator or a court or other Governmental Authority, or any requirement under a material Permit, in each case, applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject. “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or

A-11 with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements). “Make-Whole Amount” is defined in Section 9.8 (Make-Whole Amount). “Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company taken as a whole. “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement, the Notes or any other Financing Document. “Material Project Documents” means, collectively, the Power Purchase Agreement, the EPC Contract, the O&M Agreement, the Interconnection Agreement, the Site Lease and any Additional Project Documents, as of the applicable time of determination, then in force and effect; provided that “Material Project Documents” shall not include Tax Credit Transfer Documents. “Material Project Participant” means a party to a Material Project Document other than the Company. “Maturity Date” is defined in the first paragraph of each Note. “Maximum Annual Debt Service” means as of the date of determination, an amount equal to the maximum aggregate Debt Service payable during the then-current or any future fiscal year, excluding any balloon payment of Debt Service (i.e., the amount of Debt Service in excess of the regularly-scheduled amortization payment) required to be paid on the Maturity Date. “MBR Authority” has the meaning given to such term in Section 6.18 (Energy Regulatory Status). “Moody’s” means Moody’s Investors Service, Inc. “Mortgage” means the deed of trust, dated as of the date hereof, and each other deed of trust made by the Company in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (Form of Mortgage). “Mortgaged Property” or “Mortgaged Properties” means the real property in Calistoga, California, identified as the “Property” in the Site Lease and identified in Schedule 1, attached hereto and made a part hereof, together with any after acquired real property as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the provisions of Section 10.7(b) (Further Assurances; Additional Collateral) or Section 10.14(a) (Conditions Subsequent) of this Agreement. For the avoidance of doubt, after acquired Property Interests shall not be considered Mortgaged Property until such time as the Company actually acquires such after acquired Property Interests and same are subjected to the Lien of a Mortgage pursuant to Section 10.7(b) (Further Assurances; Additional Collateral). “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

A-12 “NAIC” means the National Association of Insurance Commissioners. “NAIC Annual Statement” is defined in Section 7.2(a) (Source of Funds). “Net Available Amount” means the aggregate amount of Loss Proceeds (as such term is defined in the Depositary Agreement) received by the Company in respect of an Event of Loss or Event of Taking net of reasonable expenses incurred by the Company in connection with the collection of such Loss Proceeds. “Net Cash Flow” means in respect of any period, (i) the sum of the following (without duplication): (A) aggregate Project Revenues received by the Company during such period; plus (B) any other revenues received by the Company, less (ii) the sum of the following (without duplication): (A) the Operating Costs paid during such period with Project Revenues; and (B) all Capital Expenditures (to the extent not funded from any source other than Project Revenues paid during such period). “Net Cash Proceeds” means in connection with any asset disposition, the aggregate cash proceeds received by the Company in respect of any asset disposition (including any cash received upon the sale or other disposition of any non-cash consideration received in any asset disposition), net of the direct costs relating to such asset disposition and payments made to retire Indebtedness (other than the Notes) required to be repaid in connection therewith, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of such asset disposition, Taxes paid or payable as a result of such asset disposition, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and, including, without duplication, any Permitted Tax Distributions arising as a result of such asset disposition, and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP. “Net Equity Proceeds” means an amount equal to any cash proceeds from the issuance of any Equity Interests of the Company, net of underwriting discounts and commissions and other reasonable costs, expenses and stamp or similar Taxes associated therewith, including reasonable legal fees and expenses. For the avoidance of doubt, cash proceeds in connection with the sale of Tax Credits shall not constitute Net Equity Proceeds. Contributions by the Pledgor without the issuance of any additional Equity Interests of the Company shall not constitute Net Equity Proceeds. “Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company primarily for the benefit of employees of the Company residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and (b) is not subject to ERISA or the Code. “Note Proceeds Account” has the meaning ascribed to such term in the Depositary Agreement. “Note Purchase Agreement” is defined in the third paragraph of each Note. “Notes” is defined in Section 1 (Authorization of Notes).

A-13 “O&M Agreement” means the Operation and Maintenance Agreement, dated as of November 7, 2024, by and between the O&M Provider and the Company, as further amended, amended and restated, or otherwise modified through the date of this Agreement. “O&M Provider” means Energy Vault, Inc. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx. “Offer Date” is defined in Section 9.3(a) (Offer to Prepay). “Offer to Prepay” is defined in Section 9.3(b) (Offer to Prepay). “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate. “Operating Costs” means, for any period, the sum, computed without duplication among any of the following categories or from period to period, of the following: (a) cash operation, maintenance (including major maintenance costs) and administrative costs relating to the Project or any portion thereof and ordinary course fees, royalties and costs, including those paid or payable to the O&M Provider pursuant to the O&M Agreement; plus (b) Permitted Capital Expenditures and expenses for operating the Project and maintaining the Project in good repair and operating condition in accordance with Prudent Industry Practices paid or payable during such period, including to the counterparties to the Material Project Documents as required pursuant to the Material Project Documents; plus (c) insurance costs paid or payable in respect of insurance maintained or required to be maintained in respect of the Project during such period; plus (d) applicable sales and excise taxes (if any) paid or payable or reimbursable by the Company during such period; plus (e) franchise taxes paid or payable by the Company during such period; plus (f) property taxes paid or payable by the Company during such period; plus (g) any other direct taxes (if any) paid or payable by the Company during such period; plus (h) costs and fees attendant to the obtaining and maintaining in effect the Applicable Permits paid or payable during such period; plus (i) legal, accounting and other professional fees attendant to any of the foregoing items paid or payable during such period; plus (j) any fees, expenses and indemnification payments of the Secured Parties during such period not included in Debt Service; plus (k) all other cash expenses paid or payable by the Company in the ordinary course of business in connection with the operation of the Project. Operating Costs shall exclude, to the extent included above: (i) payments into any of the Collateral Accounts during such period; (ii) payments of any kind with respect to Restricted Payments during such period, except as permitted under Section 11.12; (iii) depreciation for such period; (iv) payments of any kind with respect to Debt Service or Indebtedness required to be paid from amounts available after application of Section 3.02(c) of the Depositary Agreement; and (v) any payments of any kind with respect to any restoration of the Project during such period. “Operating and Major Maintenance Reserve Account” is defined in the Depositary Agreement.

A-14 “Operating Reserve Requirement” means $1,000,000. “Outside Condition Subsequent Date” is defined in Section 10.14 (Conditions Subsequent). “Pari Passu LC Facility” is defined in the definition of “Permitted Indebtedness”. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Permit” means any and all franchises, licenses, permits, approvals, certifications, authorizations, exemptions and other rights, privileges required to be obtained from a Governmental Authority under any Legal Requirement. “Permitted Capital Expenditures” means Capital Expenditures consistent with the Construction Budget and Schedule or the then current Annual Operating Budget (a) incurred for the purpose of permitting (i) the Company to comply with applicable Legal Requirements (including any Environmental Laws) and Applicable Permits or (ii) the Project to operate in accordance with the projections and budget set forth in the Financial Model or (b) as required to operate the Project in accordance with Prudent Industry Practices. “Permitted Holder” means Sponsor or any of its Affiliates or any Qualified Owner. “Permitted Indebtedness” means: (a) Indebtedness under the Note Purchase Agreement; (b) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of the Company’s business operation so long as such trade accounts payable are payable within 60 days of the date the respective goods are delivered or the respective services are rendered and are not more than 60 days past due; (c) Indebtedness secured by Permitted Liens; and (d) Subject to Section 11.9, Indebtedness consisting of working capital facilities, letters of credit facilities or reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including for funding of the Debt Service Reserve Account or for credit support required to be provided in connection with obligations under the Material Project Documents (“Pari Passu LC Facility”). “Permitted Investments” means: (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) investments in marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case, maturing within one year from the date of acquisition and rated (on the date of acquisition thereof) “A” or better by Fitch or S&P or “A2” or better by Moody’s, respectively; (c) Dollar time deposits with, or certificates of deposit issued by, (i) any bank or trust company licensed under the laws of the United States or any state thereof having outstanding senior long-term unsecured indebtedness and whose long-term debt is rated (on the date of acquisition thereof) “A” or better by Fitch or S&P or “A2” or better by Moody’s, respectively or (ii) a licensed branch of a foreign bank organized under the law of

A-15 any member country of the Organization for Economic Co-Operation and Development having outstanding senior long-term unsecured indebtedness and whose long-term debt is rated (on the date of acquisition thereof) “A” or better by Fitch or S&P or “A2” or better by Moody’s, respectively, in each case maturing not more than one year from the date of acquisition thereof; (d) commercial paper or tax exempt obligations with a short-term rating “F-1” or better by Fitch or S&P or “P-1” or better by Moody’s, respectively, maturing not more than one year from the date of acquisition thereof; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and (f) money market funds rated at least “AA” or better by Fitch or Standard Poor’s or “Aa2” or better by Moody’s, including any fund for which the Depositary Bank or an affiliate of the Depositary Bank serves as an investment advisor, administrator or shareholder servicing agent, notwithstanding that (i) the Depositary Bank or an affiliate of the Depositary Bank charges and collects fees and expenses from such fund for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s length) and (ii) the Depositary Bank charges and collects fees and expenses for services rendered pursuant to the Depositary Agreement. “Permitted Lien” means: (a) Liens on Property of the Company securing all obligations of the Company under (i) the Notes and each other Financing Document and/or (ii) a Pari Passu LC Facility; (b) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP, has been made therefor; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens imposed by law and arising in the ordinary course of business or in connection with the operation of the Project, in each case for sums not yet due or being contested in good faith and by appropriate proceedings and with (i) adequate reserves in accordance with GAAP or (ii) for which other appropriate provisions have been made or provided, or (C) are fully covered by insurance; (d) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, appeal bonds, or customs duties and the like, in each case incurred in the ordinary course of business and not securing Indebtedness; (e) Liens resulting from judgments under any litigation or legal proceeding; provided that (i) execution or other enforcement of such Liens is effectively stayed or (ii) the claims secured thereby are being actively contested in good faith and by appropriate proceedings and (A) for which adequate reserves in conformity with applicable generally accepted accounting practices have been established, (B) for which other appropriate provisions have been made or provided, or (C) are fully covered by insurance; (f) Liens, deposits or pledges to secure statutory obligations; (g) other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance, or credit and that do not in the aggregate materially impair the use of the Company’s property or assets or the value of such property or assets for the purpose of such business; (h) [reserved]; (i) servitudes, easements, rights-of-way, restrictions, encroachments, overlapping of improvements, strips, gores, gaps or breaks in contiguity, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as of a similar nature which do not in a material way interfere with the value or use thereof or the Company’s business; (j) the terms and provisions of any Material Project Documents; (k) as disclosed in Schedule 6.3 or the Investor Presentation; and (l) as set forth on Schedule PL. “Permitted Tax Distribution” means (i) with respect to any taxable period or portion thereof for which the Borrower or any of its subsidiaries are members of a consolidated, combined, affiliated,

A-16 unitary or similar income tax group for U.S. federal or applicable U.S. state or local or non-U.S. income tax purposes of which a direct or indirect parent of the Borrower is the common parent (each, a “Consolidated Tax Group”), or for which the Borrower is a partnership or disregarded entity for U.S. federal or applicable U.S. state or local or non-U.S. income tax purposes that is wholly-owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, dividends or distributions by the Borrower or an applicable subsidiary, as may be relevant, to any direct or indirect parent of the Borrower in an amount required to pay any U.S. federal, state or local and/or non-U.S. income taxes (as applicable) of such Consolidated Tax Group or of such direct or indirect parent of the Borrower, as applicable, that are attributable to the taxable income of the Borrower and its subsidiaries for such taxable period; provided that for each such taxable period, the amount of distributions shall not exceed the amount of any U.S. federal, state or local and/or non-U.S. income taxes that the Borrower and/or its subsidiaries would have paid for such taxable period had the Borrower and/or such subsidiaries, as applicable, been a stand-alone corporate taxpayer or stand-alone corporate group, (ii) with respect to any taxable period (or portion thereof) for which the Borrower is a pass-through entity (including a partnership or disregarded entity) for U.S. federal or applicable U.S. state or local or non- U.S. income tax purposes and is not wholly owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, dividends or distributions by the Borrower or an applicable subsidiary, as may be relevant, on or prior to each estimated tax payment date as well as each other applicable due date, in amounts which are sufficient to permit the direct and indirect members or partners of the Borrower to pay their income Taxes which arise as a result of their direct or indirect ownership of the Borrower and its subsidiaries, as determined or estimated by the Borrower in good faith, assuming each such member or partner is subject to tax at the highest combined marginal U.S. federal, state and/or local income tax rates applicable to an individual or, if higher, a corporation resident in Los Angeles, California, determined by taking into account (1) any U.S. federal, state and/or local (as applicable) loss carryforwards of such member or partner available from losses of such member or partner attributable to its direct or indirect ownership of the Borrower and its subsidiaries for prior taxable periods to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes, and to the extent such loss had not already been utilized), and (2) the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income and (3) any adjustment to such member’s or partner’s taxable income attributable to its direct or indirect ownership of the Borrower and its subsidiaries as a result of any tax examination, audit or adjustment and (ii) not taking into account the application of Section 199A of the Code and (2) the deductibility of state and local income taxes for U.S. federal income tax purposes and (iii) dividends or distributions by the Borrower to any direct or indirect parent of the Borrower in an amount required for any direct or indirect parent to pay franchise, excise and similar taxes and other fees and expenses required to maintain its corporate or other legal existence. “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority. “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability. “Pledge Agreement” means the Pledge Agreement, dated as of the Closing, between the Pledgor and the Collateral Agent.

A-17 “Pledgor” means Calistoga Resiliency Center HoldCo, LLC, a Delaware limited liability company. “Power Purchase Agreement” means the Distributed Generation Enabled Microgrid Services Agreement, dated as of December 20, 2022, between the Company and the Power Purchaser, as amended, amended and restated, or otherwise modified through the date of this Agreement. “Power Purchaser” means Pacific Gas and Electric Company, a California Corporation. “PPA Amendment” means that certain Amendment to the Power Purchase Agreement to be entered into by and between the Power Purchaser and the Company, pursuant to which, among other things, the Guaranteed Initial Delivery Date (as defined in the Power Purchase Agreement) shall be extended to September 1, 2025. “Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person. “Prepayment Date” is defined in Section 9.3(b)(iii) (Offer to Prepay). “Pro Forma Debt Service Coverage Ratio” has the meaning ascribed to such term in the definition of Debt Service Coverage Ratio. “Project” means the Calistoga Resiliency Center, a hybrid battery energy storage hydrogen fuel cell electrical power generation facility located in Calistoga, California, and capable of delivering approximately 8.5 MW peak power and 293 MWh over a 48-hour period without refueling while generating. “Project Costs” is defined in the Depositary Agreement. “Project Revenues” means all revenues of the Company from the Project, including all interest paid in respect of any funds on deposit in the Collateral Accounts, proceeds from any business interruption and delay in start-up insurance, payments received by the Company under any Material Project Document, all cash payments received by the Company under or in connection with any Hedging Agreement, all proceeds of the sale or other disposition of any part of the Project, all income derived from Permitted Investments and all Tax Credit Transfer Proceeds. “Property,” “property,” or “Properties,” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate. “Property Interests” means all property of the Company to the extent that it is treated as real property under applicable law. “Prudent Industry Practices” means, with respect to any Person, those practices, methods, equipment, specifications and standards of safety, as the same may change from time to time, as are commonly used by energy storage and electric generation facilities of a type and size similar to the Project as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical generation facility, with commensurate standards of safety, performance, dependability, efficiency and economy. “Prudent Industry Practices” are not intended to be limited to

A-18 the optimum practices, methods or acts to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the United States electric power generation industry. “PTE” is defined in Section 7.2(a) (Source of Funds). “PUHCA” means the Public Utility Holding Company Act of 2005 and FERC’s regulations promulgated thereunder. “Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2 (Transfer and Exchange of Notes)), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 (Transfer and Exchange of Notes) shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer. “Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information. “QPAM Exemption” is defined in Section 7.2(d) (Source of Funds). “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act. “Qualified Operator” means any Person that has (or has an Affiliate that has) at least two (2) consecutive years of experience in the day-to-day operation of one or more facilities that consist of, in the aggregate, battery storage assets with capacity of at least 250 megawatts of utility scale solar energy generation or storage assets in the United States. “Qualified Owner” means any Person that, (a)(i) has current long-term senior unsecured debt rated not less than “BBB” by S&P or Fitch and “Baa2” by Moody’s, or an equivalent issuer rating or (ii) if an unrated entity, has a minimum tangible net worth of at least $200,000,000; and (b) (i) is a Qualified Operator or has an Affiliate that is a Qualified Operator or (ii) has caused the Company to contract for the operation of the Project by one or more Qualified Operators to the extent that the Project is not, at the time of (and after giving effect to) the direct or indirect acquisition of the interests in any Pledgor, as applicable, by such Person operated by a Qualified Operator. “Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor. “Release” means any release, spill, emission, leaking, pumping, depositing, pouring, placing, discarding, abandoning, emptying, migrating, seeping, escaping, leaching, dumping, injection, disposal or discharge into the environment, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials. “Required Holders” means at any time on or after the Closing, the holders of at least 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

A-19 “Required Insurance” is defined in Section 10.2(b) (Insurance; Loss Proceeds). “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement. “Restricted Payment Conditions” is defined in Section 11.12. “Restricted Payments” means (a) any dividend or other distribution by the Company (in cash, Property of the Company, securities, obligations, or other property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Company of, any portion of any membership interest in the Company and (b) all payments (in cash, Property of the Company, securities, obligations, or other property) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Company of, any Indebtedness owed to the Pledgor or any Affiliate thereof; provided that Restricted Payments shall not include (i) the distribution to the Sponsor in accordance with Section 3.01(b)(ii) or (iii) of the Depositary Agreement, (ii) Permitted Tax Distributions, (iii) reimbursement of Operating Costs in accordance with the Financing Documents and (iv) reimbursement of Fronted Equity Contributions in accordance with the Financing Documents. “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. “SEC” means the Securities and Exchange Commission of the United States of America. “Secured Party” means each holder of a Note, the Collateral Agent, and the Depositary Bank. “Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act. “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect. “Security Agreement” means the Security Agreement, dated as of the Closing, between the Company and the Collateral Agent for the benefit of the Secured Parties. “Security Documents” collectively means, (a) the Depositary Agreement, (b) the Security Agreement, (c) the Pledge Agreement, (d) the Mortgage, (e) each Consent, (f) any other mortgages, deeds of trust, security agreements, mandates, trust arrangements, pledge agreements or control agreements entered into after the Closing and of a similar nature relating to the Company or the financing contemplated by this offering, in each case for the benefit of the Secured Parties and (g) all other security documents hereafter delivered to the Collateral Agent granting a Lien on any property of any Person to secure the obligations of under the Financing Documents. “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company. “Site Lease” means the Site Lease, dated as of July 18, 2023, by and between the City and the Company, as lessee.

A-20 “Solvent” means, with respect to any Person on any date of determination, that on such date (it being agreed that any such determination on the Closing shall be after giving effect to the Closing): (a) the fair value of the assets of such Person exceeds their debts and liabilities, subordinated, contingent or otherwise, on a combined basis; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability, on a combined basis, of their debts, subordinated, contingent or otherwise, on a combined basis, as such debts become absolute and matured; (c) such Person does not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature; and (d) such Person will not have unreasonably small capital with which to conduct the business in which they are engaged as such businesses are conducted at Closing. “Source” is defined in Section 7.2 (Source of Funds). “Specified Conditions Subsequent” is defined in Section 10.14. “Sponsor” means Energy Vault Holdings, Inc., a Delaware corporation. “State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws. “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. “Substitute Purchaser” is defined in Section 22 (Substitution of Purchaser). “SVO” means the Securities Valuation Office of the NAIC. “Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the

A-21 foregoing (including any options to enter into any of the foregoing) and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts. “Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor. “Tax Credit” means the investment tax credit under Section 48 of the Code. “Tax Credit Transfer” means a transfer of all or a portion of the Tax Credits with respect to the Project from the Company to a Tax Credit Transferee pursuant to Section 6418 of the Code. “Tax Credit Transfer Agreement” means, with respect to the Project, an agreement entered into between the Company and a Tax Credit Transferee setting forth the terms of a Tax Credit Transfer, together with all other related agreements effecting such Tax Credit Transfer, in form and substance reasonably satisfactory to the Required Holders (such approval not to be unreasonably withheld, conditioned or delayed). “Tax Credit Transfer Agreement Funding Date” means any date on which Tax Credit Transferee makes payment amounts to the Company pursuant to the Tax Credit Transfer Agreement. “Tax Credit Transfer Agreement Signing Date” means the date of execution of the applicable Tax Credit Transfer Agreement. “Tax Credit Transfer Documents” means, collectively, the Tax Credit Transfer Agreement and the Tax Credit Transferee Credit Support, if any. “Tax Credit Transfer Prepayment Amount” is defined in Section 9.3(a)(iv). “Tax Credit Transfer Proceeds” means the payments to the Company by the Tax Credit Transferee pursuant to the Tax Credit Transfer Agreement. “Tax Credit Transferee” means a “transferee taxpayer” (as such term is used in Section 6418 of the Code) which is not related (within the meaning of Code Section 267(b) or 707(b)(1)) to the transferor, who shall be any Person that (a) (i) (x) (1) has long-term unsecured senior debt obligations rated at least “BBB-” by S&P or at least “Baa3” by Moody’s or such equivalent rating by another ratings agency reasonably acceptable to the Required Holders or (2) if an unrated entity, has a minimum tangible net worth of at least $200,000,000 or (y) otherwise has a creditworthiness

A-22 reasonably acceptable to the Required Holders or (b) has provided the Tax Credit Transferee Credit Support as of the date of the Tax Credit Transfer Agreement. “Tax Credit Transferee Credit Support” means, to the extent that the Tax Credit Transferee does not satisfy the condition in clause (a) of the definition of “Tax Credit Transferee”, either (a) a letter of credit for the benefit of the Company as beneficiary an issuer whose long-term unsecured, unsubordinated indebtedness is rated at least “A-” by S&P, “A3” by Moody’s or “A-” by Fitch or such other ratings agency reasonably acceptable to the Required Holders with an initial statement amount that is not less than Tax Credit Transferee’s purchase commitment under the Tax Credit Transfer Agreement or (b) a parent guaranty, for the benefit of the Company, in form and substance reasonably acceptable to the Required Holders (such approval not to be unreasonably withheld, delayed or conditioned) by either (i) an Affiliate of the Tax Credit Transferee that has (A) has long-term unsecured senior debt obligations rated at least “BBB-” by S&P or at least “Baa3” by Moody’s or such equivalent rating by another ratings agency reasonably acceptable to the Required Holders or (B) if an unrated entity, has a minimum tangible net worth of at least $200,000,000 or (ii) another Person reasonably acceptable to the Required Holders. “Transaction Documents” means, collectively, the Material Project Documents and the Financing Documents. “Transmission System” means the high voltage electric transmission system owned by Power Purchaser with an interconnection at the substation known as CALISTOGA SUB. “United States Person” has the meaning set forth in Section 7701(a)(30) of the Code. “U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program. “USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect. “Voluntary Equity Contributions” means any equity contribution made to the Company by or on behalf of the Pledgor or any Affiliate of the Pledgor.

SCHEDULE 1 (to Note Agreement) SCHEDULE 1 SITE Lying within the City of Calistoga, County of Napa, State of California and being a portion of the parcel of land described in the deed to the City of Calistoga recorded February 4, 1916 in Book 232 of Deeds at page 200, a portion of the parcels of land described in the deed to the City of Calistoga recorded May 11, 1943 in Book 194 of Official Records at Page 86, and a portion of the parcel of land described as Parcel No. 1 in the deed to the City of Calistoga recorded September 24, 1986 in Book 1468 of Official Records at Page 214, all in the Office of the County Recorder of Napa County, said portion of land being more particularly described as follows: COMMENCING at a found 3” brass disk well monument at the centerline of Washington Street in the City of Calistoga; thence south 71◦18’40” East 626.60 feet to another 3” brass disc well monument as shown on the Record of Survey Map Filed in Bool 48 at Page 81 Napa County Records (Basis of Bearings for this legal description); thence South 72◦22’46” East 852.3 feet to the POINT OF BEGINNING; thence North 24◦38’38” East 106.69 feet; thence South 63◦57’04” East 370 feet; thence South 12◦47’47” West 26.60 feet; thence South 78◦56’57” West 68.74 feet; thence North 71◦01’03” West 371.09 feet to the POINT OF BEGINNING Containing 0.70 acres, more or less.

SCHEDULE 6.3 (to Note Agreement) SCHEDULE 6.3 DISCLOSURE MATERIALS The following documents are located in the SharePoint site labeled: Calistoga Resiliency Center - Dataroom2 in folder: 8. Disclosure Materials (NPA) 1. The Investor Presentation 2. Insurance Certificates 3. Financial Statements The Financial Model can be accessed at the following link: 2. Calistoga Financial Model_4.3.25_1510_vF.xlsm

SCHEDULE 6.5 (to Note Agreement) SCHEDULE 6.5 FINANCIAL STATEMENTS The Financial Statements can be found in Schedule 6.3.

SCHEDULE 6.14 (to Note Agreement) SCHEDULE 6.14 EXISTING INDEBTEDNESS OF THE COMPANY None.

SCHEDULE 6.19 (to Note Agreement) SCHEDULE 6.19 APPLICABLE PERMITS Part I The following documents are located in the SharePoint site labeled: Calistoga Resiliency Center - Dataroom2 in folder: NPA Permit Library FILENAME Description 1018-PGE Easement Deed Executed easement for the MV line extension from pole to the site 240223 Phase II Activities_Encroachment App_CRC General encroachment permit for Phase 2 drainage and grading around City property 240223 Phase II Activities_Grading App_CRC-signed Basic grading permit for dirt work and excavation around the site CRC Building Permit_Phase 2 Control House Specific building permit for the site control house structure CRC Encroachment Permit_Phase 2 5002 General encroachment permit for the Phase 2 work around City property CRC Encroachment Permit_Phase 1 4870 General encroachment permit for the Phase 1 work around City property CRC Grading Permit Phase 2 Specific building permit related to Phase 2 grading work at the site PC RESO 2023-7 Approving UP 2022-11 City Design Committee approval for the project Use Permit PC RESO 2023-9 Approving DP 2022-4 City Design Committee approval for the Design Review for the project SPCC Tier1 Calistoga Resiliency Center 2024.07 Spill Prevention Control and Countermeasure approved plan for the operating site

SCHEDULE 6.19 (to Note Agreement) Part II The following documents are located in the SharePoint site labeled: Calistoga Resiliency Center - Dataroom2 in folder: NPA Permit Library FILENAME Description CRC Building Permit_Phase 1 CSE General building permit for the Phase 1 site work, utility movements and excavation CRC Fire Permit 1990 Site Fire permit for the design, panel, sensors etc

SCHEDULE 10.2 (to Note Agreement) SCHEDULE 10.2 REQUIRED INSURANCE A. Capitalized terms used in this Schedule 10.2 shall have the meanings given to such terms in the Agreement to which this Schedule 10.2 is attached and made part of (unless specifically defined in this Schedule 10.2). B. Company shall procure and/or maintain, or cause to be maintained, for the full term and thereafter as required herein, at their sole cost and expense, the following insurance coverage: 1. Builders risk insurance - until such time as the materials or work are accepted and put to their intended use or Commercial Operation Date (COD), and appropriate lien waivers are received and accepted by Company, written on an “all risk” builders risk form, on a completed value basis including change orders with the following minimum coverage: (i) replacement cost valuation; (ii) debris removal; (iii) earthquake, flood and wind coverage; (iv) permission for partial occupancy; (v) temporary off-site storage; (vi) transit; (vii) testing and startup; (viii) waiver of subrogation in favor of all named insureds, project manager, Collateral Agent and Secured Parties; (ix) name the Collateral Agent for the benefit of the Secured Parties as assignee on a lender’s loss payable clause, or equivalent endorsement; and (x) a reasonable deductible based on market availability. Company will include general contractor, subcontractors, of all tiers, as named insureds with Company as the first named insured. Company will adjust all claims on behalf of all named insureds subject to lenders’ loss payable clause or equivalent endorsement and in accordance with the Note Purchase Agreement. 2. Property insurance shall insure the real and personal property (building, improvements and betterments, contents) under a form with coverage not less than that found on ISO “Causes of Loss – Special Form” and ISO “Building and Personal Property Form” or their equivalent forms (e.g., an “All Risk” manuscript policy) upon COD. The coverage shall include, but not be limited to: (i) 100% of the estimated replacement cost of the real and personal property; (ii) agreed amount endorsement and or a coinsurance waiver endorsement; (iii) building ordinance coverage (ordinance or law); (iv) equipment breakdown coverage; v) name the Collateral Agent for the benefit of the Secured Parties as assignee on a lender’s loss payable clause or equivalent endorsement; and (v) loss of business income and extra expense coverage for a period not less than 12 months with an extended period of indemnity of 12 months. In addition to the ISO forms (or their equivalent), the property policy shall cover; (a) acts of terrorism (at a minimum TRIA coverage); and (b) the following additional perils with separate limits of no less than $10,000,000 per occurrence for each of the following perils: windstorm, earthquake and flood. If the location is in a high hazard flood zone as determined by Federal Emergency Management Agency, then Company shall purchase and maintain coverage through the National Flood Insurance Plan to the maximum available limit for commercial concerns and $5,000,000 of excess flood insurance including business income coverage. 3. Commercial general liability insurance shall cover all operations and work of Company for bodily injury and property damage, advertising and personal injury liability with limits of not less than: a. $1,000,000 each occurrence.

SCHEDULE 10.2 (to Note Agreement) b. $1,000,000 personal and advertising injury. c. $2,000,000 general aggregate (other than products – completed operations). d. $2,000,000 products – completed operations aggregate. Coverage shall be written on an “occurrence” basis using an ISO CG 00 01 form (“claims made” is not acceptable), with the following minimum coverage: a. Separation of insureds. b. Contractual liability (as provided by ISO CG 00 01 form); with no additional restrictions, modifications, endorsements, or amendments. c. Additional insured coverage for Collateral Agent, Secured Parties and Customers as required by contract using an ISO CG 20 26 07/04 edition or equivalent form. d. Additional insured status must be on a primary and noncontributory basis. e. Waiver of subrogation in favor of Collateral Agent, Secured Parties and Customers as required by contract using an ISO CG 24 04 12/19 edition or equivalent form. f. No “height restriction”, “explosion, collapse or underground (XCU)” limitations or similar restrictions, endorsements, or exclusions. Company shall maintain commercial general liability insurance for not less than ten (10) years, the statute of repose or statute of limitations, whichever is shorter, after the completion of the Project; including products - completed operations coverage and additional insured status as detailed above. 4. Commercial automobile liability insurance shall cover all owned, leased, non-owned and hired vehicles or any mobile equipment subject to compulsory insurance or financial responsibility laws or other motor vehicle insurance laws for bodily injury and property damage with limits of not less than $1,000,000 per accident and shall be written on an ISO CA 00 01 or equivalent form and include Collateral Agent and Secured Parties as additional insureds on a primary and non-contributory basis and include a waiver of subrogation in favor of the Collateral Agent and Secured Parties. 5. Workers’ compensation and employers’ liability insurance in accordance with the applicable state statutes and laws exercising jurisdiction over employees. Employers’ liability limits not less than: a. $1,000,000 bodily injury by accident, for each accident. b. $1,000,000 bodily injury by disease, policy limit. c. $1,000,000 bodily injury by disease, each employee. To the fullest extent allowed by law, include a waiver of subrogation in favor of the Collateral Agent and Secured Parties.

SCHEDULE 10.2 (to Note Agreement) 6. Umbrella liability insurance shall cover all operations and work of Company and shall be follow form of the employers’ liability, commercial general liability and commercial automobile liability insurance policies as detailed in this Schedule 10.2, with limits of not less than: a. $25,000,000 each occurrence. b. $25,000,000 general aggregate. c. $25,000,000 products – completed operations aggregate. Coverage shall be written on an “occurrence” basis form. Follow form of all underlying insurance policies for additional insured, primary and noncontributory basis and waiver of subrogation. Company shall maintain umbrella or excess liability insurance for not less than the ten (10) years, statute of repose or statute of limitations, whichever is shorter, after the completion of the project; including products - completed operations coverage and additional insured status as detailed above. 7. Contractors Pollution Liability (during construction/maintenance) and Pollution legal liability insurance which shall cover all operations, services and/or work with limits not less than $5,000,000 per loss, schedule CRC location and include Collateral Agent and Secured Parties as additional insureds on a primary and non-contributory basis and include a waiver of subrogation in favor of the Collateral Agent and Secured Parties. 8. Cyber and privacy insurance shall cover all operations and work of Company with limits of not less than $10,000,000 each claim and include Collateral Agent and Secured Parties as additional insureds on a primary and non-contributory basis and include a waiver of subrogation in favor of the Collateral Agent and Secured Parties. 9. Directors & Officers liability insurance for any actual or alleged act, error, statement, omission, or breach of duty by a director or officer in their capacity as such, or any matter claimed against them solely by reason of their status as a director or officer of the Company with limits of not less than $5,000,000 each claim. 10. Crime (fidelity) insurance covering all employees, temporary workers or independent contracts of Company with limits not less than $1,000,000 each occurrence, including third party / client coverage where required by contract. 11. And such other or additional insurance as may be customary, required by law, or as the Collateral Agent and Secured Parties, Customer or Company deems necessary to maintain. C. All reference to “ISO” means unamended or unaltered versions of the Insurance Services Office insurance policy forms and endorsements. D. All required insurance shall use Insurers with a minimum A.M. Best rating of A- VIII and all insurers shall be licensed or authorized to do business in the state of California. E. All required insurance shall be endorsed to provide Collateral Agent and Customers as required by contract to receive thirty (30) days prior written notice of cancellation or nonrenewal except ten (10) days for nonpayment of premium.

SCHEDULE 10.2 (to Note Agreement) F. Company shall furnish Collateral Agent and Customers as required by contract with ACORD certificate(s) of insurance executed by a duly authorized representative of each insurer, showing compliance with the insurance requirements set forth herein. Any waiver of the Company’s obligation to furnish such ACORD certificate(s) or maintain such insurance must be in writing and signed by an authorized representative of Collateral Agent. Failure of Collateral Agent to demand such certificate(s) or other evidence of full compliance with these insurance requirements or failure of Collateral Agent to identify a deficiency from evidence that is provided shall not be construed as a waiver of Company’s obligation to maintain such insurance, or as a waiver as to the enforcement of any of these provisions at a later date. G. Company shall cooperate with Collateral Agent on behalf of the Secured Parties. Company shall notify Collateral Agent in writing as soon as practicable after they receive notice of any loss, damage, or injury or are aware of an incident which might give rise to a claim in the future when the amount of the claim or estimated amount of the claim is in excess of $100,000. Company shall work with Collateral Agent on behalf of the Secured Parties to adjust claims per the Note Purchase Agreement and take no action which might operate to bar Collateral Agent or Secured Parties from obtaining protection afforded by Company’s insurance policies or which might prejudice Collateral Agent or Secured Parties in its defense to a claim based on such loss, damage, or injury. H. Upon the request of Collateral Agent, a complete copy of the required insurance policies and/or any other documents or information necessary to verify the insurance coverage required herein are in force and all premia have been paid, are to be submitted to Collateral Agent as soon as practical. I. The insurance coverage set forth in this Insurance Schedule, will in no way limit Company liability arising out of any operations, services and/or work (including liability under indemnification provisions) or under any other agreements or by-law. Company will be responsible for determining appropriate inclusions, coverage and limits which may be in excess of the minimum insurance requirements set forth herein. J. This Insurance Schedule is an independent contract provision and shall survive the termination or expiration of the agreement.

SCHEDULE 10.14 (to Note Agreement) SCHEDULE 10.14 CONSENTS AND NOTICES 1. Consent to collateral assignment of the Power Purchase Agreement; 2. Consent to collateral assignment of the EPC Contract; 3. Consent to collateral assignment of the O&M Agreement; 4. Consent of the City to the Financing Documents in accordance with Section 22(c) of the Site Lease; and 5. Notice to the City of the Mortgage.

SCHEDULE PL (to Note Agreement) SCHEDULE PL PERMITTED LIENS Napa County Tax Lien No. 23776, recorded on November 21, 2024. The property tax bill related to the lien has been paid in full on March 20, 2025.

PURCHASER SCHEDULE (to Note Agreement) PURCHASER SCHEDULE CALISTOGA RESILIENCY CENTER, LLC 4360 Park Terrace Drive, Suite 100 Westlake Village, CA 91361 Information Relating to Purchasers NAME AND ADDRESS OF PURCHASER PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED EAGLE POINT ENHANCED INCOME FUND LP $13,125,643.95 Note No. 1 (1) All payments by wire transfer of immediately available funds to: Wells Fargo Bank, NA ABA/Routing # 121-000-248 Account Number: 6355067033 Account Name: CTCNA FBO CDO Clearing Account For further credit to: 99752900 EAGLE POINT ENHANCED INCOME FUND LP with sufficient information to identify the source and application of such funds. (2) All notices of payments, written confirmations of such wire transfers, and all other communications: Eagle Point Credit Management LLC Attn: Operations 600 Steamboat Road, Suite 202 Greenwich, CT 06830 Office: (203) 340-8513 Cell: (475)-292-4831 Email: epoperations@eaglepointcredit.com AND Mike Davin 600 Steamboat Road, Suite 202 Greenwich, CT 06830 Office: (203) 340 8539 Cell: (203) 832 3526 Email: mdavin@eaglepointcredit.com (4) U.S. Tax Identification Number: 98-1724718

PURCHASER SCHEDULE (to Note Agreement) PURCHASER SCHEDULE CALISTOGA RESILIENCY CENTER, LLC 4360 Park Terrace Drive, Suite 100 Westlake Village, CA 91361 Information Relating to Purchasers NAME AND ADDRESS OF PURCHASER PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED EAGLE POINT ENHANCED INCOME TRUST $4,200,206.06 Note No. 2 (1) All payments by wire transfer of immediately available funds to: Wells Fargo Bank, NA ABA/Routing # 121-000-248 Account Number: 6355067033 Account Name: CTCNA FBO CDO Clearing Account For further credit to: 99815400 EAGLE POINT ENHANCED INCOME TRUST with sufficient information to identify the source and application of such funds. (2) All notices of payments, written confirmations of such wire transfers, and all other communications: Eagle Point Credit Management LLC Attn: Operations 600 Steamboat Road, Suite 202 Greenwich, CT 06830 Office: (203) 340-8513 Cell: (475)-292-4831 Email: epoperations@eaglepointcredit.com AND Mike Davin 600 Steamboat Road, Suite 202 Greenwich, CT 06830 Office: (203) 340 8539 Cell: (203) 832 3526 Email: mdavin@eaglepointcredit.com (4) U.S. Tax Identification Number: 93-3395436

PURCHASER SCHEDULE (to Note Agreement) PURCHASER SCHEDULE CALISTOGA RESILIENCY CENTER, LLC 4360 Park Terrace Drive, Suite 100 Westlake Village, CA 91361 Information Relating to Purchasers NAME AND ADDRESS OF PURCHASER PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED EAGLE POINT CORE INCOME FUND LP $10,500,515.16 Note No. 3 (1) All payments by wire transfer of immediately available funds to: Wells Fargo Bank, NA ABA/Routing # 121-000-248 Account Number: 6355067033 Account Name: CTCNA FBO CDO Clearing Account For further credit to: 92402900 EAGLE POINT CORE INCOME FUND LP with sufficient information to identify the source and application of such funds. (2) All notices of payments, written confirmations of such wire transfers, and all other communications: Eagle Point Credit Management LLC Attn: Operations 600 Steamboat Road, Suite 202 Greenwich, CT 06830 Office: (203) 340-8513 Cell: (475)-292-4831 Email: epoperations@eaglepointcredit.com AND Mike Davin 600 Steamboat Road, Suite 202 Greenwich, CT 06830 Office: (203) 340 8539 Cell: (203) 832 3526 Email: mdavin@eaglepointcredit.com (4) U.S. Tax Identification Number: 98-1610914

Exhibit A-1 (to Note Agreement) EXHIBIT A FORM OF NOTE CALISTOGA RESILIENCY CENTER, LLC 12.50% SENIOR SECURED NOTE DUE APRIL 4, 2032 No. [_____] [Date] $[_______] PPN 13093# AA5 FOR VALUE RECEIVED, the undersigned, CALISTOGA RESILIENCY CENTER, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or its registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on April 4, 2032 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of (x) 12.50% per annum (the “Initial Interest Rate”) from the date hereof until the earlier to occur of (i) the Company’s receipt of any Tax Credit Transfer Proceeds and (ii) December 31, 2025 and (y) thereafter, 9.50% per annum (the “Subsequent Interest Rate”), in each case payable semiannually, on the 28th day of February (or the 29th day of February in a leap year) and the 31st day of August in each year, commencing with the February 28 (or February 29 in a leap year) or August 31 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i)(I) 14.50% while the Initial Interest Rate is in effect or (II) 11.50% while the Subsequent Interest Rate is in effect or (ii) 2.00% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York City, NY as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York City, New York at the principal office of Wilmington Trust, National Association in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of a series of senior secured notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated April 4, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 7.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer

Exhibit A-2 (to Note Agreement) duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice- of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. CALISTOGA RESILIENCY CENTER, LLC By ____________________________________ Name: Title:

Exhibit B-1 (to Note Agreement) EXHIBIT B FORM OF CONSENT CONSENT AND AGREEMENT This CONSENT AND AGREEMENT (“Consent and Agreement”) is entered into as of [______] [__], 2025 between [●], [●] (“Contracting Party”), and Wilmington Trust, National Association as collateral agent (in such capacity, “Collateral Agent”), for the benefit of various lenders and issuing banks (collectively, the “Secured Parties”) providing financing to Calistoga Resiliency Center, LLC, a Delaware limited liability Company (“Company”). Contracting Party, Company, and the Collateral Agent shall each individually be referred to as a “Party” and collectively as the “Parties”. Recitals A. Pursuant to that certain [___________] dated as of [●] (as amended, modified, supplemented or amended and restated from time to time, and including all related agreements, instruments and documents, collectively, the “Assigned Agreement”) between Contracting Party and Company. B. The Secured Parties have provided, or have agreed to provide, to Company financing pursuant to one or more agreements (the “Financing Documents”), and require that Collateral Agent be provided certain rights with respect to the “Assigned Agreement” and the “Assigned Agreement Accounts,” each as defined below, in connection with such financing. C. In consideration for the execution and delivery of the Assigned Agreement, Contracting Party has agreed to enter into this Consent and Agreement for the benefit of Company. Agreement 1. Definitions. Any capitalized term used but not defined herein shall have the meaning specified for such term in the Assigned Agreement. 2. Consent. Subject to the terms and conditions below, Contracting Party consents to and approves the pledge and assignment by Company to Collateral Agent pursuant to the Financing Documents of (a) the Assigned Agreement and (b) the accounts, revenues and proceeds of the Assigned Agreement (collectively, the “Assigned Agreement Accounts”). 3. Limitations on Assignment. 3.1 Limitations. Collateral Agent acknowledges and confirms that, notwithstanding any provision to the contrary under applicable law or in any Financing Document executed by Company, Collateral Agent shall not assume, sell or otherwise dispose of the Assigned Agreement (whether by foreclosure sale, conveyance in lieu of foreclosure or otherwise) unless, on or before the date of any such assumption, sale or disposition, Collateral Agent or any third-party designated by Collateral Agent, as the case may be, assuming, purchasing or otherwise acquiring the Assigned Agreement is a Permitted Transferee. Collateral Agent further acknowledges that this assignment of the Assigned Agreement and the Assigned Agreement Accounts is for security purposes only and that Collateral Agent has no rights under the Assigned Agreement or the Assigned Agreement Accounts to enforce the

Exhibit B-2 (to Note Agreement) provisions of the Assigned Agreement or the Assigned Agreement Accounts unless and until an event of default has occurred and is continuing under the Financing Documents between Company and Collateral Agent (a “Financing Default”), in which case Collateral Agent shall be entitled to designate a Permitted Transferee, after completing the process of obtaining Contracting Party’s acceptance in accordance with Section 3.2(a), to assume all of the rights and benefits and be subject to all of the obligations which Company then has or may have under the Assigned Agreement to the same extent and in the same manner as if the Permitted Transferee were an original party to the Assigned Agreement. 3.2 “Permitted Transferee”. (a) A Permitted Transferee is a person or entity that: (i) cures any and all defaults of Company under the Assigned Agreement which are “Capable of Being Cured” as defined in Section 3.2(b); (ii) executes and delivers to Contracting Party a written assumption of all of Company’s rights and obligations under the Assigned Agreement in form and substance reasonably satisfactory to Contracting Party; (iii) otherwise satisfies and complies with all requirements of the Assigned Agreement; (iv) if requested by Contracting Party, provides (A) tax and enforceability assurance as Contracting Party may reasonably request, to ensure that Contracting Party does not incur any costs or lose any benefits by such assignment; (B) documentation to demonstrate the Permitted Transferee’s safety record and ability to meet applicable safety obligations; and (C) its ability to construct (if applicable), operate, and maintain the Project, and evidence that the Permitted Transferee has operated other energy facilities with a similar technology and operating profile; and (v) is reasonably acceptable to Contracting Party. (b) “Capable of Being Cured” means that the Assigned Agreement specifies that a cure is available to Company for a default(s), whether such cure is financial or by performance, and the terms of the cure as specified in the Assigned Agreement remain unfulfilled and available as set forth in the Assigned Agreement without modification. If the Assigned Agreement does not specify that a cure is available for a default(s), or a cure is specified but is no longer available as a cure (due to the passage of time or for any other reason), then the default(s) shall not be “Capable of Being Cured”. An incurable default by Company shall be cause for termination by Contracting Party of the Assigned Agreement and the Assigned Agreement will not be available for assignment to a Permitted Transferee. (c) Collateral Agent shall, following the occurrence of a Financing Default, Notify Contracting Party of the identity of a proposed transferee of the Assigned Agreement, which proposed transferee may include Collateral Agent, in connection with the enforcement of Collateral Agent’s rights under the Financing Documents, and Contracting Party shall, within thirty (30) Business Days of its receipt of such Notice, confirm to Collateral Agent whether or not such proposed transferee is a Permitted Transferee (together with a written statement of the reason(s) for any negative determination), it being understood that if Contracting Party shall fail to so respond within such thirty (30) Business Day period such proposed transferee shall be deemed to be a Permitted Transferee. 4. Cure Rights. 4.1 Notice to Collateral Agent. Concurrently with the delivery to Company of any Notice of an event of default under the Assigned Agreement (each, an “Event of Default”) (and, a “Default Notice”), Contracting Party shall provide a copy of such Default Notice to Collateral Agent pursuant

Exhibit B-3 (to Note Agreement) to Section 8.1 of this Consent and Agreement. In addition, Company shall provide a copy of the Default Notice to Collateral Agent promptly after receipt from Contracting Party (and in any event within five (5) Business Days), independent of any agreement of Contracting Party to deliver such Default Notice. 4.2 Cure Period Available to Collateral Agent. Upon the occurrence of an Event of Default, but only if the default is curable, Contracting Party agrees not to terminate the Assigned Agreement unless it or Company first provides Collateral Agent with Notice of the Event of Default and Contracting Party affords Collateral Agent an additional cure period of ten (10) calendar days for a financial cure or thirty (30) calendar days for a non-financial cure. 4.3 Failure to Deliver Default Notice. If neither Contracting Party nor Company delivers a Default Notice to Collateral Agent as provided in Section 4.1, then the Collateral Agent’s applicable cure period shall begin on the date on which Notice of an Event of Default is delivered to Collateral Agent by either Contracting Party or Company, whichever is received first. Except for a delay in the commencement of the cure period for Collateral Agent and a delay in Contracting Party’s ability to terminate the Assigned Agreement (in each case only if both Contracting Party and Company fail to deliver Notice of an Event of Default to Collateral Agent), failure of Contracting Party to deliver any Default Notice shall not waive Contracting Party’s right to take any action under the Assigned Agreement and will not subject Contracting Party to any damages or liability for failure to provide such Notice. 4.4 Extension for Foreclosure Proceedings. If (a) it is necessary for the Collateral Agent to have possession of the Project (as defined in the Assigned Agreement) in order for Collateral Agent to cure an Event of Default which is Capable of Being Cured, as defined in Section 3.2(b) and (b) Collateral Agent commences foreclosure proceedings against Company within thirty (30) calendar days of receiving Notice of an Event of Default from Contracting Party or Company, whichever is received first, then Collateral Agent shall be allowed an additional period to complete such foreclosure proceedings, such period not to exceed ninety (90) calendar days; provided, however, that Collateral Agent shall provide a Notice to Contracting Party that it intends to commence foreclosure proceedings with respect to Company within ten (10) calendar days of receiving a Notice of such Event of Default from Contracting Party or Company, whichever is received first. In the event Collateral Agent or its designated Permitted Transferee succeeds to Company’s interest in the Project as a result of foreclosure proceedings, the Collateral Agent or Permitted Transferee shall be subject to the requirements of Section 3 of this Consent and Agreement. 5. Setoffs and Deductions. Each of Company and Collateral Agent agrees that Contracting Party shall have the right to set off or deduct from payments due to Company each and every amount due Contracting Party from Company whether or not arising out of or in connection with the Assigned Agreement on the terms and conditions set forth in the Assignment Agreement or other arrangement between Contracting Party and Company. Collateral Agent further agrees that it takes the assignment for security purposes of the Assigned Agreement and the Assigned Agreement Accounts subject to any defenses or causes of action Contracting Party may have against Company. 6. No Representation or Warranty. Company and Collateral Agent each recognizes and acknowledges that Contracting Party makes no representation or warranty, express or implied, that Company has any right, title, or interest in the Assigned Agreement or as to the priority of the assignment for security purposes of the Assigned Agreement or the Assigned Agreement Accounts. Collateral Agent is responsible for satisfying itself as to the existence and extent of Company’s right,

Exhibit B-4 (to Note Agreement) title, and interest in the Assigned Agreement, and Collateral Agent releases Contracting Party from any liability resulting from the assignment for security purposes of the Assigned Agreement and the Assigned Agreement Accounts. 7. Amendment to Assigned Agreement. Collateral Agent acknowledges and agrees that Contracting Party may agree with Company to modify or amend the Assigned Agreement, and that Contracting Party is not obligated to notify Collateral Agent of any such amendment or modification to the Assigned Agreement. Collateral Agent hereby releases Contracting Party from all liability arising out of or in connection with the making of any amendment or modification to the Assigned Agreement. 8. Miscellaneous. 8.1 Notices. All Notices given or requirements of a Party to notify hereunder shall be in writing, receipt of which shall be deemed complete (i) at the close of business of the date of receipt, if delivered by hand or by electronic means or (ii) when signed for by recipient, if sent registered or certified mail, postage prepaid, provided such Notice was properly addressed to the appropriate address set forth below or to such other address that a Party may designate by prior Notice to the other Parties. To Collateral Agent: Wilmington Trust, National Association Attn: Department Street Address: Telephone: Email: with a copy to: [●] To Contacting Party: [●] Attn: Department Street Address: Telephone: Email: 8.2 No Assignment. This Consent and Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Contracting Party, and shall be binding on and inure to the benefit of the Collateral Agent, the Secured Parties and their respective successors and Permitted Transferees and assigns under the Financing Documents. 8.3 No Modification. This Consent and Agreement is neither a modification of, nor an amendment to, the Assigned Agreement.

Exhibit B-5 (to Note Agreement) 8.4 Choice of Law. The Parties hereto agree that this Consent and Agreement shall be construed and interpreted in accordance with the laws of the State of New York, excluding any choice of law rules which may direct the application of the laws of another jurisdiction. 8.5 No Waiver. No term, covenant or condition hereof shall be deemed waived and no breach excused unless such waiver or excuse shall be in writing and signed by the Party claimed to have so waived or excused. 8.6 Counterparts. This Consent and Agreement may be executed in one or more duplicate counterparts, and when executed and delivered by all the Parties, shall constitute a single binding agreement. 8.7 No Third-Party Beneficiaries. There are no third-party beneficiaries to this Consent and Agreement. 8.8 Severability. The invalidity or unenforceability of any provision of this Consent and Agreement shall not affect the validity or enforceability of any other provision of this Consent and Agreement, which shall remain in full force and effect. 8.9 Amendments. This Consent and Agreement may be modified, amended, or rescinded only by writing expressly referring to this Consent and Agreement and signed by all Parties hereto. [Signature Page Follows]

SIGNATURE PAGE TO CONSENT AND AGREEMENT Exhibit B-6 (to Note Agreement) IN WITNESS WHEREOF, each of Contracting Party and Collateral Agent has duly executed this Consent and Agreement as of the date first written above. [●] By: ____________________________________ Name: Title:

Exhibit C (to Note Agreement) EXHIBIT C CONSTRUCTION BUDGET AND SCHEDULE For the Construction Budget, please refer to the Financial Model, which can be accessed at the following link: 2. Calistoga Financial Model_4.3.25_1510_vF.xlsm The Construction Schedule can be accessed at the following link: CRC Microgrid ProjSch_250404.pdf

Exhibit D (to Note Agreement) EXHIBIT D FORM OF MORTGAGE [Attached.]

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Attention: Jason Goldstein, Esq. APN: 011-260-002 011-260-003 AMERICASACTIVE:20959587.4 CALISTOGA RESILIENCY CENTER, LLC, as grantor to CHICAGO TITLE COMPANY, as trustee for the benefit of WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent, as beneficiary LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, AND FIXTURE FILING Dated: as of [●], 2025 Location: 204 Washington Street Municipality: Calistoga County: Napa State: California

AMERICASACTIVE:20959587.4 THIS LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Security Instrument”) is made as of [●], 2025, by CALISTOGA RESILIENCY CENTER, LLC, a Delaware limited liability company, having an office located at 4360 Park Terrace Drive, Suite 100, Westlake Village, California 91361, as grantor (together with its permitted successors and assigns, “Grantor”), as grantor, to CHICAGO TITLE COMPANY, a California corporation, having an office located at [●], as trustee (together with its successors and assigns, “Trustee”), as trustee, for the benefit of WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as collateral agent for each of the Secured Parties (as defined in the Note Purchase Agreement referred to below), with a mailing address at [●] (together with its successors and assigns in such capacity, “Agent”), as beneficiary. All capitalized terms not defined herein shall have the respective meanings set forth in the Note Purchase Agreement (defined below). RECITALS: Grantor is entering into that certain Note Purchase Agreement, dated as of April 4, 2025 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Note Purchase Agreement”), whereby the Grantor has authorized the issuance and sale of $27,826,365.17 aggregate principal amount of its 12.50% Senior Notes due April 4, 2032 (such notes, together with all extensions, renewals, replacements, restatements or modifications thereof being hereinafter collectively referred to as the “Notes”) and agreed to issue and sell to each Purchaser (as defined in the Note Purchase Agreement) and each Purchaser has agreed to purchase from the Company, the Notes (as defined in the Note Purchase Agreement) in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule attached thereto, subject to conditions set forth in the Note Purchase Agreement. Grantor has agreed to secure all of its Indebtedness (as defined in the Note Purchase Agreement) by granting to Agent a first priority lien on the Collateral (as defined in the Note Purchase Agreement), and pursuant to the Financing Documents (as defined in the Note Purchase Agreement), Grantor shall execute and deliver this Security Instrument for the benefit of Agent. Article 1 - GRANTS OF SECURITY Section 1.1. Property Mortgaged. Grantor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, convey and grant a security interest to Trustee, its successors and assigns, for the benefit of Agent and its successors and assigns all of its right, title and interest in and to the following property, rights, interests and estates now owned, or hereafter acquired by Grantor (collectively, the “Property”): (a) Land. A leasehold interest created by and contained in the Ground Lease (as defined below) in the real property described in Exhibit A attached hereto and made a part hereof (collectively, the “Land”); (b) Intentionally Deleted;

2 AMERICASACTIVE:20959587.4 (c) Ground Lease. Grantor’s interest in that certain Site Lease Agreement dated as of July 18, 2023 between The City of Calistoga, a municipal corporation, as lessor (“Ground Lessor”), and Grantor, as lessee (the “Ground Lease”) and the leasehold estates created thereby in the real property or air rights leased thereby, being more particularly described in Exhibit A attached hereto and made a part hereof (the “Leasehold Estate”); (d) Assignments/Modifications. All assignments, modifications, extensions and renewals of the Ground Lease and all credits, deposits, options, privileges and rights of Grantor as tenant under the Ground Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, and also including all the right, title, claim or demand whatsoever of Grantor either in law or in equity, in possession or expectancy, of, in and to Grantor’s right, as tenant under the Ground Lease, to elect under Section 365(h)(1) of the Bankruptcy Code to terminate or treat the Ground Lease as terminated in the event (i) of the bankruptcy, reorganization or insolvency of the Ground Lessor, and (ii) the rejection of the Ground Lease by Ground Lessor, as debtor in possession, or by a trustee for Ground Lessor, pursuant to Section 365 of the Bankruptcy Code; (e) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land, to the extent owned by Grantor (collectively, the “Improvements”); (f) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Leasehold Estate and the Improvements, including, but not limited to, those arising under and by virtue of the Ground Lease, and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the extent of Grantor’s interests therein, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Leasehold Estate and the Improvements, including, but not limited to, those arising under and by virtue of the Ground Lease, and every part and parcel thereof, with the appurtenances thereto; (g) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furniture, software used in or to operate any of the foregoing and other property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Grantor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted

3 AMERICASACTIVE:20959587.4 and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), and all proceeds and products of the above; (h) Leases and Rents. All leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Leasehold Estate and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Grantor of any petition for relief under any Creditors Rights Laws (hereinafter defined) (collectively, the “Leases”) and all right, title and interest of Grantor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Grantor or its agents or employees from any and all sources arising from or attributable to the Property, including, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Grantor and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Grantor of any petition for relief under any Creditors Rights Laws (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt. “Creditors Rights Laws” shall mean applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity; (i) Insurance Proceeds. All insurance proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property, to the extent of Grantor’s interest therein (collectively, the “Insurance Proceeds”); (j) Condemnation Awards. All condemnation awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property, to the extent of Grantor’s interest therein (collectively, the “Awards”);

4 AMERICASACTIVE:20959587.4 (k) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction, to the extent of Grantor’s interest therein; (l) Intentionally Deleted. (m) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Leasehold Estate and any part thereof and any Improvements or any business or activity conducted on the Leasehold Estate and any part thereof and all right, title and interest of Grantor therein and thereunder, to the extent owned by Grantor and assignable to Grantee, including, without limitation, the right, upon the happening of any Event of Default hereunder, to receive and collect any sums payable to Grantor thereunder; (n) Intentionally Deleted. (o) Accounts. All reserves, escrows and deposit accounts maintained by Grantor with respect to the Property, including without limitation, the Accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof; (p) Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (o) including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims. (q) Other Rights. Any and all other rights of Grantor in and to the items set forth in subsections (a) through (p) above. Section 1.2. ASSIGNMENT OF RENTS. Grantor hereby absolutely and unconditionally assigns to Agent and Trustee all of Grantor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Note Purchase Agreement and Section 8.1(h) of this Security Instrument, Agent grants to Grantor a revocable license to (i) collect, receive, use and enjoy the Rents and Grantor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Agent for use in the payment of such sums, and (ii) enforce the terms of the Leases. Section 1.3. SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Security Instrument, Grantor hereby grants to Agent, as security for the Obligations (hereinafter defined), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code.

5 AMERICASACTIVE:20959587.4 Section 1.4. FIXTURE FILING. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Agent) as set forth in the first paragraph of this Security Instrument. Debtor’s (Grantor’s) organization identification number is [●]. Section 1.5. CONDITIONS TO GRANT. TO HAVE AND TO HOLD the above granted and described Property unto Trustee for and on behalf of Agent and to the use and benefit of Agent and Trustee and their successors and assigns, forever, subject, however to the Permitted Liens; IN TRUST, WITH POWER OF SALE, to secure payment to Agent of the Debt at the time and in the manner provided for its payment in the Notes and in the Note Purchase Agreement; PROVIDED, HOWEVER, these presents are upon the express condition that, if Agent shall be well and truly paid the Debt (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection or similar matters as to which no claim has been made) at the time and in the manner provided the Note Purchase Agreement and this Security Instrument, if Grantor shall well and truly perform the Other Obligations (as defined below) as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Financing Documents (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection or similar matters as to which no claim has been made), these presents and the estate hereby granted shall cease, terminate and be void. Article 2 - DEBT AND OBLIGATIONS SECURED Section 2.1. DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of the outstanding principal amount set forth in, and evidenced by, the Notes together with all interest accrued and unpaid and all other sums due to Agent and the Secured Parties in respect of the Notes under the Note Purchase Agreement, this Security Instrument or any of the other Financing Documents (collectively, the “Debt”). Section 2.2. OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following (the “Other Obligations”): (a) all other obligations of Grantor contained herein; (b) each obligation of Grantor contained in the Financing Documents; and (c) each obligation of Grantor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Financing Documents. Section 2.3. DEBT AND OTHER OBLIGATIONS. Grantor’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.” Section 2.4. PAYMENT OF DEBT. Grantor will pay the Debt at the time and in the manner provided in the Notes and the Note Purchase Agreement and this Security Instrument.

6 AMERICASACTIVE:20959587.4 Section 2.5. INCORPORATION BY REFERENCE. All of the covenants, conditions and agreements contained in (a) the Note Purchase Agreement, and (b) any and all of the other Financing Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. Article 3 - PROPERTY COVENANTS Grantor covenants and agrees that: Section 3.1. INSURANCE. Grantor shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Grantor and the Property as required pursuant to the Note Purchase Agreement. Section 3.2. TAXES AND OTHER CHARGES. Grantor shall pay all real estate and personal property taxes, assessments, water rates or sewer rents (collectively “Taxes”), ground rents, maintenance charges, impositions (other than Taxes), and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property (collectively, “Other Charges”), now or hereafter levied or assessed or imposed against the Property or any part thereof in accordance with the Note Purchase Agreement. Section 3.3. LEASES. Grantor shall not (and shall not permit any other applicable Person to) enter in any Leases for all or any portion of the Property unless in accordance with the provisions of the Note Purchase Agreement. Section 3.4. WARRANTY OF TITLE. Grantor has good, indefeasible, marketable and insurable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. Grantor possesses an unencumbered Leasehold Estate in the Land and the Improvements except for the Permitted Liens (as defined in the Note Purchase Agreement), such other liens as are permitted pursuant to the Financing Documents and the liens created thereby. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, pursuant to the Uniform Commercial Code of the State of California and in the state of Grantor’s organization, will create (a) a legal, valid, and perfected lien on the Property, subject only to Permitted Encumbrances and the liens created by the Financing Documents and (b) a legal, valid, and perfected security interests in and to, and legal, valid, and perfected collateral assignments of, all personalty (including the Leases) which may be perfected by the recording of this Security Instrument or such Uniform Commercial Code financing statements, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other liens as are permitted pursuant to the Financing Documents and the liens created thereby. Grantor shall forever warrant, defend and preserve its interest in the Leasehold Estate and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Agent against the claims of all Persons whomsoever, other than the holders of Permitted Encumbrances. Section 3.5. PAYMENT FOR LABOR AND MATERIALS. Subject to Grantor’s right to contest any Work Charge (defined herein) pursuant to the terms of the Note Purchase Agreement, Grantor will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and

7 AMERICASACTIVE:20959587.4 specifically fabricated materials incurred in connection with the Property (each, a “Work Charge”) and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances. Article 4 - FURTHER ASSURANCES Section 4.1. COMPLIANCE WITH NOTE PURCHASE AGREEMENT. Grantor shall comply with all covenants set forth in the Note Purchase Agreement relating to acts or other further assurances to be made on the part of Grantor in order to protect and perfect the lien or security interest hereof upon, and in the interest of Agent in, the Property. Section 4.2. AUTHORIZATION TO FILE FINANCING STATEMENTS. Grantor hereby authorizes Agent at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Personal Property and as necessary or required in connection herewith. For purposes of such filings, Grantor agrees to furnish any information requested by Agent promptly upon request by Agent. Grantor also ratifies its authorization for Agent to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Security Instrument. During the continuance of an Event of Default, Grantor hereby irrevocably constitutes and appoints Agent and any officer or agent of Agent, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Grantor or in Grantor’s own name to execute in Grantor’s name any such documents and otherwise to carry out the purposes of this Section 4.2, to the extent that Grantor’s authorization above is not sufficient and Grantor fails or refuses to promptly execute such documents. This power of attorney is a power coupled with an interest and shall be irrevocable. Article 5 - DUE ON SALE/ENCUMBRANCE Section 5.1. NO SALE/ENCUMBRANCE. Except in accordance with the Financing Documents, Grantor shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any part thereof that would violate the terms of the Note Purchase Agreement. Article 6 - PREPAYMENT; RELEASE OF PROPERTY Section 6.1. PREPAYMENT. The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Notes and the Note Purchase Agreement. Section 6.2. RELEASE OF PROPERTY. Grantor shall not be entitled to a release of any portion of the Property from the lien of this Security Instrument except in accordance with the terms and conditions of the Note Purchase Agreement, if any.

8 AMERICASACTIVE:20959587.4 Article 7 - DEFAULT Section 7.1. EVENT OF DEFAULT. The term “Event of Default” as used in this Security Instrument shall have the meaning assigned to such term in the Note Purchase Agreement. Article 8 - RIGHTS AND REMEDIES UPON DEFAULT Section 8.1. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, subject to, and in accordance with, the terms of the Note Purchase Agreement and the Financing Documents, Grantor agrees that Agent (acting at the direction of the Required Holders) may or acting by or through Trustee may take such action, without notice or demand, other than notices required by applicable law and/or the Note Purchase Agreement, as it deems advisable to protect and enforce its rights against Grantor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Agent or Trustee may determine, in their sole discretion, without impairing or otherwise affecting the other rights and remedies of Agent or Trustee: (a) declare the entire unpaid Debt then outstanding to be immediately due and payable; (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument in accordance with applicable law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner; (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority; (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law; (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Financing Documents; (f) recover judgment on the Debt either before, during or after any proceedings for the enforcement of this Security Instrument or any of the Financing Documents; (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice to Grantor, which notice Grantor expressly waives, and without regard for the adequacy of the security for the Debt and without regard for the solvency of Grantor, any guarantor or indemnitor of the Notes under the Notes or Note Purchase Agreement or any other Person liable for the payment of the Debt and whose appointment Grantor expressly consents to take possession of and to operate the Property and to collect the Rents and to otherwise protect and preserve the Property;

9 AMERICASACTIVE:20959587.4 (h) the license granted to Grantor under Section 1.2 hereof shall automatically be revoked and Agent may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents therefrom, without liability for trespass, damages or otherwise and exclude Grantor and its agents wholly therefrom, and take possession of all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Property and of such books, records and accounts to Agent upon demand, and thereupon Agent may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Agent deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Grantor to pay monthly in advance to Agent, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Grantor; (vi) require Grantor to vacate and surrender possession of the Property to Agent or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Agent shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable, documented and out-of-pocket attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Agent, its counsel, agents and employees; (i) apply any sums then deposited or held in escrow or otherwise by or on behalf of Agent in accordance with the terms of the Note Purchase Agreement, this Security Instrument or any other Financing Document to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Notes; (iv) amortization of the unpaid principal balance of the Notes; (v) all other sums payable pursuant to the Note Purchase Agreement, this Security Instrument and the other Financing Documents, including without limitation advances made by Agent pursuant to the terms of this Security Instrument; (j) surrender the insurance policies maintained pursuant to the Note Purchase Agreement, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Debt in such priority and proportion as Agent in its discretion shall deem proper, and in connection therewith, Grantor hereby appoints Agent as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Grantor to collect such insurance premiums; (k) apply the undisbursed balance of any deposit made by Grantor with Agent in connection with the restoration of the Property after a casualty thereto or condemnation thereof, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Agent shall deem to be appropriate in its discretion; and/or (l) pursue such other remedies as Agent may have under applicable law.

10 AMERICASACTIVE:20959587.4 In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Any determination as to whether an action may be necessary, property or appropriate shall be made by the Required Holders. Section 8.2. APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Agent pursuant to this Security Instrument or the other Financing Documents, may be applied by Agent to the payment of the Debt in such priority and proportions as set forth in the Note Purchase Agreement and the Financing Documents. Section 8.3. RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default, Agent may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make any payment or do any act required of Grantor hereunder in such manner and to such extent as Agent may deem necessary to protect the security hereof. Agent or Trustee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the documented and out-of-pocket cost and expense thereof (including documented and out- of-pocket attorneys’ fees to the extent permitted by applicable law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Agent upon demand. All such costs and expenses incurred by Agent in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the default rate specified in the Notes and the Note Purchase Agreement (the “Default Rate”), for the period commencing three (3) Business Days after notice from Agent that such cost or expense was incurred to the date of payment to Agent. All such costs and expenses incurred by Agent or Trustee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Financing Documents and shall be immediately due and payable upon demand by Agent therefor. Section 8.4. ACTIONS AND PROCEEDINGS. During the continuance of any Event of Default, Agent or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Agent in its discretion, decides should be brought to protect its interest in the Property. Section 8.5. RECOVERY OF SUMS REQUIRED TO BE PAID. Agent shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Agent thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced. Section 8.6. OTHER RIGHTS, ETC. (a) The failure of Agent or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Grantor shall not be relieved of Grantor’s obligations hereunder by reason of (i) the failure of Agent or Trustee to comply with any request of Grantor or any guarantor or indemnitor of the Notes under the Note Purchase Agreement to take any action to foreclose this Security

11 AMERICASACTIVE:20959587.4 Instrument or otherwise enforce any of the provisions hereof or of the other Financing Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Agent extending the time of payment or otherwise modifying or supplementing the terms of the Note Purchase Agreement, this Security Instrument or the other Financing Documents. It is agreed that the risk of loss or damage to the Property is on Grantor, and Agent shall have no liability whatsoever for decline in the value of the Property, for failure to maintain the insurance policies required to be maintained pursuant to the Note Purchase Agreement, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Agent shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Agent’s possession. (b) Agent may resort for the payment of the Debt to any other security held by Agent in such order and manner as Agent, in its discretion, may elect. Agent or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Agent or Trustee thereafter to foreclose this Security Instrument. The rights of Agent or Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others, to the extent permitted by law. No act of Agent or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, to the extent permitted by law. Neither Agent nor Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity. Section 8.7. RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. In addition to the provisions of Section 6.2 hereof, Agent (acting at the direction of the Required Holders) may release any other portion of the Property for such consideration as Agent may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Agent for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Agent may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property. Section 8.8. RIGHT OF ENTRY. Upon reasonable notice to Grantor, Agent and its agents shall have the right to enter and inspect the Property at all reasonable times. Section 8.9. BANKRUPTCY. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to proceed in its own name or in the name of Grantor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Grantor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code. If there shall be filed by or against Grantor a petition under the Bankruptcy Code and Grantor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code (defined below), then Grantor shall give Agent not less than ten (10) business days’ prior notice of the date on which Grantor shall apply to the bankruptcy court for authority to reject the Lease. Agent (acting at the direction of the

12 AMERICASACTIVE:20959587.4 Required Holders) shall have the right, but not the obligation, to serve upon Grantor within such ten-day period a notice stating that (i) Agent demands that Grantor assume and assign the Lease to Agent pursuant to Section 365 of the Bankruptcy Code and (ii) Agent covenants to cure or provide adequate assurance of future performance under the Lease. If Agent serves upon Grantor the notice described in the preceding sentence, Grantor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Agent of the covenant provided for in clause (ii) of the preceding sentence. Section 8.10. SUBROGATION. If any or all of the proceeds of the Debt have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Agent shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Agent and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of the Other Obligations. Article 9 - WAIVERS Section 9.1. MARSHALLING AND OTHER MATTERS. Grantor hereby waives, to the extent permitted by applicable law, the benefit of all applicable law now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Grantor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by applicable law. Section 9.2. WAIVER OF NOTICE. Grantor shall not be entitled to any notices of any nature whatsoever from Agent or Trustee except with respect to matters for which this Security Instrument, the Note Purchase Agreement or any other Financing Document specifically and expressly provides for the giving of notice by Agent or Trustee to Grantor and except with respect to matters for which Grantor is not permitted by applicable law to waive its right to receive notice, Grantor hereby expressly waives the right to receive any notice from Agent or Trustee with respect to any matter for which the Note Purchase Agreement, this Security Instrument or any other Financing Document does not specifically and expressly provide for the giving of notice by Agent or Trustee to Grantor. Section 9.3. SOLE DISCRETION OF AGENT. Except as provided in the Note Purchase Agreement, whenever pursuant to this Security Instrument, Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Agent, the decision of Agent (acting at the direction of the Required Holders) to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole (but reasonable) discretion of the Required Holders (acting through the Agent) and shall be final and conclusive.

13 AMERICASACTIVE:20959587.4 Section 9.4. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR AND AGENT (BY ITS ACCEPTANCE HEREOF) EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE FINANCING DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GRANTOR AND AGENT, AND IS INTENDED TO ENCOMPASS TO THE EXTENT PERMITTED BY APPLICABLE LAW INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF AGENT AND GRANTOR IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR AND AGENT. Section 9.5. WAIVER OF FORECLOSURE DEFENSE. Grantor hereby waives any defense Grantor might assert or have by reason of Agent’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Agent. Article 10 - NOTICES Section 10.1. NOTICES. All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the Note Purchase Agreement. Notices to the Trustee shall be sent as follows: [●] [●] [●] Article 11 - APPLICABLE LAW Section 11.1. GOVERNING LAW. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located. Section 11.2. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby. Article 12 - DEFINITIONS Section 12.1. GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may

14 AMERICASACTIVE:20959587.4 be used interchangeably in singular or plural form and the word “Grantor” shall mean “each Grantor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Secured Parties” shall mean “each Secured Party any of a Secured Party’s successors and assigns, as permitted under the Notes, the Note Purchase Agreement or any of the Financing Documents”; the word “Note” shall mean “each promissory note issued and sold pursuant to Section 2 or Section 13 of the Note Purchase Agreement and any other evidence of indebtedness secured by the Note Purchase Agreement,” “Trustee” shall mean “Trustee and any substitute Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable, documented and out-of-pocket attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, reasonable fees and disbursements at the pre- trial, trial and appellate levels incurred or paid by Agent in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder. Article 13 - MISCELLANEOUS PROVISIONS Section 13.1. NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor, Agent or Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Section 13.2. SUCCESSORS AND ASSIGNS. This Security Instrument shall be binding upon and inure to the benefit of Grantor, Agent and their respective successors and permitted assigns forever. Section 13.3. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note Purchase Agreement, the Notes or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note Purchase Agreement, the Notes and this Security Instrument shall be construed without such provision. Section 13.4. HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Section 13.5. NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Section 13.6. ENTIRE AGREEMENT. This Security Instrument and the other Financing Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Security Instrument and the other Financing Documents. Section 13.7. LIMITATION ON AGENT’S RESPONSIBILITY. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or

15 AMERICASACTIVE:20959587.4 repair of the Property upon Agent, nor shall it operate to make Agent responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Agent a “mortgagee in possession.” Section 13.8. COLLATERAL AGENT. The Agent has participated in this Security Instrument as directed under and in accordance with the Financing Documents and will perform this Security Instrument solely in its capacity as Collateral Agent and not in its individual capacity. In acting pursuant to this Security Instrument Agreement, the Agent shall be afforded all of the rights, powers, protections, immunities and indemnities set forth in the Financing Documents as if the same were specifically set forth herein. With regards to any action or refusal to act that involves discretion on behalf of the Agent (including, but not limited to the exercise of any remedies and any permissive rights to request the Grantor provide documents or take actions), such action (or inaction) shall be taken (or omitted to be taken) by the Agent pursuant to the terms of the Financing Documents and direction provided thereunder. The Agent shall be entitled to exercise its rights, powers and duties hereunder through agents, attorneys or designees and shall not be liable for any actions of any such party retained by it in good faith. The permissive authorizations, entitlements, powers and rights (including the right to request that the Grantor take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Agent herein shall not be construed as duties. Notwithstanding anything to the contrary contained herein or in applicable law, the Agent shall have no responsibility for (i) preparing, recording, filing, re- recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to, or contemplated by, this Security Instrument (ii) taking any necessary steps to preserve rights against any parties with respect to any Property or (iii) taking any action to protect against any diminution in value of the Property. Article 14 - DEED OF TRUST PROVISIONS Section 14.1. CONCERNING THE TRUSTEE. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Security Instrument, represents that it is duly qualified to serve as Trustee hereunder and covenants to perform and fulfill the trusts herein created, being liable, however, only for its own gross negligence or willful misconduct (to the extent determined by a court of competent jurisdiction in a final and nonappealable judgment), and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Grantor and to Agent. Agent may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Agent may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such

16 AMERICASACTIVE:20959587.4 successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Agent. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise. Section 14.2. TRUSTEE’S FEES. Grantor shall pay all documented and out-of-pocket costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument. Notwithstanding anything to the contrary contained herein or in any other Financing Document, Trustee hereby acknowledges and agrees that no fees or other compensation shall be payable to Trustee hereunder or otherwise in connection with the Notes or Financing Documents except in connection with (a) a sale of the Property in connection with an exercise of remedies hereunder and/or under the other Financing Documents or (b) a release hereof in accordance with the applicable terms and conditions hereof and of the other Financing Documents. Section 14.3. CERTAIN RIGHTS. With the approval of Agent (acting at the direction of the Required Holders), Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Agent) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the other Financing Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Trustee acted with gross negligence or willful misconduct in its selection of such agents, and (iv) any and all other lawful action as Agent may instruct Trustee to take to protect or enforce Agent’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property except for any liabilities or damages to the extent determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of the Trustee. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Section 14.4. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by

17 AMERICASACTIVE:20959587.4 applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder. Section 14.5. PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute trustee to more fully and certainly vest in and confirm to Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor. Section 14.6. SUCCESSION INSTRUMENTS. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Agent or of the substitute trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in Trustee’s place. Article 15 - GROUND LEASE PROVISIONS Section 15.1. NO MERGER OF FEE AND LEASEHOLD ESTATES; RELEASES. So long as any portion of the Debt shall remain unpaid, unless Agent shall otherwise consent (acting at the direction of the Required Holders), the fee title to the Land and the Leasehold Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Grantor, Ground Lessor or in any other Person by purchase, operation of law or otherwise. Agent reserves the right, at any time, to release portions of the Property, including, but not limited to, the Leasehold Estate, with or without consideration, at Agent’s election (acting at the direction of the Required Holders), without waiving or affecting any of its rights hereunder or under the Note or the other Financing Documents and any such release shall not affect Agent’s rights in connection with the portion of the Property not so released. Section 15.2. GRANTOR’S ACQUISITION OF FEE ESTATE. In the event that Grantor, so long as any portion of the Debt remains unpaid, shall become the owner and holder of Ground Lessor’s fee interest in the portion of the Property demised pursuant to the Ground Lease, the lien of this Security Instrument shall be spread to cover such interest and such interest shall be deemed to be included in the Property. Grantor agrees, at its sole cost and expense, including without limitation, Agent’s reasonable, documented and out-of-pocket attorney’s fees, to (i) execute any and all documents or instruments necessary to subject the foregoing interest to the lien of this Security Instrument; and (ii) provide a title insurance policy which shall insure that the lien of this Security Instrument is a first lien on such interest. The foregoing shall not be construed to permit Grantor to acquire the aforesaid fee interest and Grantor rights to acquire additional property shall remain subject to the restrictions relating thereto contained in the Note Purchase Agreement and the other Financing Documents. Section 15.3. REJECTION OF THE GROUND LEASE.

18 AMERICASACTIVE:20959587.4 (a) If the Ground Lease is terminated by Ground Lessor for any reason in the event of the rejection or disaffirmance of the Ground Lease by Ground Lessor pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, (i) Grantor, immediately after obtaining notice thereof, shall give notice thereof to Agent, (ii) Grantor, without the prior written consent of Agent (acting at the direction of the Required Holders), shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Grantor made without such consent shall be void and (iii) this Security Instrument and all the liens, terms, covenants and conditions of this Security Instrument shall extend to and cover Grantor’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease. In addition, Grantor hereby assigns irrevocably to Agent Grantor’s rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under the Ground Lease in the event any case, proceeding or other action is commenced by or against Ground Lessor under the Bankruptcy Code or any comparable federal or state statute or law, provided that Agent shall not exercise such rights and shall permit Grantor to exercise such rights with the prior written consent of Agent (acting at the direction of the Required Holders), not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. (b) Grantor hereby assigns to Agent Grantor’s right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Grantor under the Bankruptcy Code or comparable federal or state statute or law, provided Agent shall not exercise such right, and shall permit Grantor to exercise such right with the prior written consent of Agent (acting at the direction of the Required Holders), not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Grantor shall desire to so reject the Ground Lease, at Agent’s request (acting at the direction of the Required Holders), to the extent not prohibited by the terms of the Ground Lease and applicable law, Grantor shall assign its interest in the Ground Lease to Agent in lieu of rejecting the Ground Lease as described above, upon receipt by Grantor of written notice from Agent of such request together with Agent’s agreement to cure any existing defaults of Grantor under the Ground Lease and to provide adequate assurance of future performance of Grantor’s obligations thereunder. (c) Grantor hereby assigns to Agent Grantor’s right to seek an extension of the 60-day period within which Grantor must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Grantor under the Bankruptcy Code or comparable federal or state statute or law, provided Agent shall not exercise such right, and shall permit Grantor to exercise such right with the prior written consent of Agent (acting at the direction of the Required Holders), not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. (d) Grantor hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any Personal Property of Grantor not removed from the Property by Grantor as permitted or required by the Ground Lease, shall at the option of Agent (acting at the direction of the Required Holders), be deemed abandoned by Grantor, provided that

19 AMERICASACTIVE:20959587.4 Agent may remove any such Personal Property required to be removed by Grantor pursuant to the Ground Lease and all documented and out-of-pocket costs and expenses associated with such removal shall be paid by Grantor within five (5) days of receipt by Grantor of an invoice for such removal costs and expenses. Article 16 - STATE-SPECIFIC PROVISIONS Section 16.1. CONSTRUCTION. The terms and provisions set forth below in this Article 16 shall be construed, to the greatest extent possible, consistently with all other provisions set forth in this Security Instrument, and shall be deemed as being in addition to and supplementing all such other terms and provisions of this Security Instrument. However, notwithstanding anything to the contrary set forth elsewhere in this Security Instrument, in the event of any inconsistencies between the terms and conditions of this Article 16 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 16 shall control and be binding. Section 16.2. FORECLOSURE. (a) Should Agent (acting at the direction of the Required Holders) elect to foreclose by exercise of the power of sale herein contained, Agent shall deliver to Trustee a written declaration of default and demand for sale, and shall deposit with Trustee this Security Instrument and such receipts and evidence of expenditures made and secured hereby as Trustee may require. (b) Upon receipt of notice from Agent, Trustee shall cause to be recorded, published and delivered to Grantor such notice of default and election to sell as is then required by law. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Agent (acting at the direction of the Required Holders) may direct Trustee so to do, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matter or fact shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee, Agent or any Agent, may purchase at such sale, and Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers. (c) Subject to applicable law, Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. (d) The Property may be sold in one or more parcels and in such manner and order as Agent (acting at the direction of the Required Holders), may direct Trustee so to do. A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein, and subsequent sales may be made hereunder until all

20 AMERICASACTIVE:20959587.4 obligations secured hereby have been satisfied, or the entire Property sold, without defect or irregularity. (e) For the avoidance of doubt, in the event that any provision in this Security Instrument shall be inconsistent with any provision of California law regarding power of sale or foreclosure (the “California Foreclosure Law”), the provisions of the California Foreclosure Law shall take precedence over the provisions of this Security Instrument, but shall not invalidate or render unenforceable any other provision of this Security Instrument that can be construed in a manner consistent with California Foreclosure Law. If any provision of this Security Instrument shall grant to Agent (including Agent acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of this Security Instrument, any rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the rights that would otherwise be vested in Agent or such receiver under the California Foreclosure Law in the absence of said provision, Agent and such receiver shall be vested with the rights granted under the California Foreclosure Law to the full extent permitted by applicable law. (f) Neither the Agent nor Trustee shall incur liability as a result of the sale of Property, or any part thereof in accordance with the requirements of applicable laws and this Section. The Grantor hereby waives any claims against Agent, Trustee and the Secured Parties arising by reason of the fact that the price at which the Property may have been sold was less than the aggregate amount of the Secured Obligations. The Grantor hereby agrees that in respect of any sale of any of the Property pursuant to the terms hereof, the Agent and Trustee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and Grantor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Agent or Trustee be liable or accountable to Grantor for any discount allowed by reason of the fact that such Property is sold in compliance with any such limitation or restriction. Section 16.3. SUPPLEMENTAL ENVIRONMENTAL PROVISIONS. If any portion of the Property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as “affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Agent’s or Trustee’s rights and remedies under this Security Instrument, Agent may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (i) waive its lien on such environmentally impaired or affected portion of the Property, and (ii) exercise the rights and remedies of an unsecured creditor, including reduction of its claim against Grantor to judgment and any other rights and remedies permitted by applicable law. For purposes of determining Agent’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Grantor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Property and Grantor knew of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. Agent shall have the right to allocate amounts recovered on the Obligations first to those portions thereof

21 AMERICASACTIVE:20959587.4 other than damages and other amounts recoverable under California Code of Civil Procedure Section 736, and thereafter to damages and other amounts recoverable under said Section. Section 16.4. WAIVER OF REDEMPTION, NOTICE AND MARSHALING OF ASSETS. To the fullest extent permitted by applicable law, Grantor hereby irrevocably and unconditionally waives and releases any right to a marshaling of assets or a sale in inverse order of alienation. [NO FURTHER TEXT ON THIS PAGE]

[Signature Page to Leasehold Deed of Trust] IN WITNESS WHEREOF, this Security Instrument has been executed by the undersigned as of the day and year first above written. CALISTOGA RESILIENCY CENTER, LLC, a Delaware limited liability company By: ________________________________________ Name: Title: A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. STATE OF ) COUNTY OF ) On ______________________, 20____, before me, ____________________________________ (insert name and title of officer) personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of ________________ that the foregoing paragraph is true and correct. WITNESS my hand and official seal.

23 AMERICASACTIVE:20959587.4 EXHIBIT A LEGAL DESCRIPTION [to be inserted]

Annex I (to Note Agreement) ANNEX I – FINANCIAL MODEL The Financial Model can be accessed at the following link: 2. Calistoga Financial Model_4.3.25_1510_vF.xlsm

Annex II (to Note Agreement) ANNEX II – AMORTIZATION SCHEDULE 8/31/2025 $12,904,734.20 2/28/2026 $398,137.90 8/31/2026 $271,169.80 2/28/2027 $476,595.80 8/31/2027 $440,527.60 2/29/2028 $546,699.50 8/31/2028 $527,651.90 2/28/2029 $632,655.40 8/31/2029 $627,966.40 2/28/2030 $715,356.90 8/31/2030 $715,103.60 2/28/2031 $806,574.60 8/31/2031 $832,231.30 2/29/2032 $916,811.20 4/4/2032 $7,014,149.30